Table of Contents

Registration No. 024-12256

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-A/A

REGULATION A OFFERING CIRCULAR UNDER THE SECURITIES ACT OF 1933

NEXTMART, INC.

(Exact name of issuer as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

4602 West Pierce Street

Carlsbad, NM 88220

(602) 499-6992

(Address, including zip code, and telephone number,

including area code, of issuer’s principal executive office)

NextMart, Inc.

4602 West Pierce Street

Carlsbad, NM 88220

(602) 499-6992

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

3590	41-0985135
(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

This Offering Circular shall only be qualified upon order of the Commission, unless a subsequent amendment is filed indicating the intention to become qualified by operation of the terms of Regulation A

NEXTMART, INC.

MAXIMUM OFFERING AMOUNT: $20,000,000

MAXIMUM NUMBER OF SHARES OFFERED HEREBY: 200,000,000

This is a public offering (the “Offering”) of securities of NEXTMART, INC., a Florida corporation (the “Company”). We are offering a maximum of Two Hundred Million Shares (200,000,000) shares (the “Maximum Offering”) of our common stock, par value $0.001 (the “Common Stock”) at an offering price to be determined after qualification within the range of Five Cents ($0.05) to Ten Cents ($0.10) per share with a target offering price within this filing of ten cents ($0.10) per share (the “Shares”) pursuant to Tier 1 of Regulation A. This Offering is being conducted on a “best efforts” basis, which means that there is no minimum number of Shares that must be sold by us for this offering to close; thus, we may receive no or minimal proceeds from this Offering. This Offering will expire on the first to occur of (a) the sale of all 200,000,000 shares of Common Stock offered hereby, (b) August 27, 2024, or (c) when the Company’s board of directors elects to terminate the Offering (as applicable, the “Termination Date”). There is no escrow established for this Offering. We will hold closings upon the receipt of investors’ subscriptions and acceptance of such subscriptions by the Company. If, on the initial closing date, we have sold less than the Maximum Offering, then we may hold one or more additional closings for additional sales, until the earlier of: (i) the sale of the Maximum Offering or (ii) the Termination Date. There is no aggregate minimum requirement for the Offering to become effective, therefore, we reserve the right, subject to applicable securities laws, to begin applying “dollar one” of the proceeds from the Offering in accordance with the Use of Proceeds section of this Offering Circular (See section “Use of Proceeds”) and such other uses as more specifically set forth in this offering circular (“Offering Circular”). We expect to commence the sale of the Shares as of the date on which the offering statement of which this Offering Circular is a part (the “Offering Statement”) is qualified by the United States Securities and Exchange Commission (the “SEC”). Purchasers of the Shares will not be entitled to a refund and could lose their entire investment.

The Company’s Common Stock is listed on the Over The Counter Bulletin Board (“OTCPINK”) under the symbol “NXMR,” and qualified Pink Current Information Tier. For further information, see “Plan of Distribution - Exchange Listing” of this Offering Circular.

On July 28, 2023, the closing price of our common stock was $0.0064 per share.

Such Offering price and our valuation was determined by management in order to attract investors in this Offering. The valuation of our currently outstanding shares of Common Stock and the $0.01 per share Offering Price of the Common Stock has been based upon the trading price and volume of trading of our Common Stock on the OTCPNK exchange and is not based on book value, assets, earnings or any other recognizable standard of value. (See Determination of Offering Price)

In this Offering Circular, unless otherwise noted or unless the context otherwise requires, references to “we,” “us,” “our,” and the “Company” refer to the activities of and the assets and liabilities of the business and operations of NEXTMART, INC.

No sale may be made to you in this offering, if you do not satisfy the investor suitability standards described in this Offering Circular under Plan of Distribution-State Law Exemptions and Investor Suitability Standards. Before making any representation that you satisfy the established investor suitability standards, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” for a discussion of certain risks that you should consider in connection with an investment in our Common Stock.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

	Price to Public	Commissions(1)	Proceeds to the Company(2)
Per Share	$0.10	$0.00	$0.09535
Maximum Offering	$20,000,000.00	$0.00	$19,070,000.00

(1)	None of the Shares will be offered through registered broker-dealers to which we will pay commissions, nor will we pay finders for shares from this Offering.

(2)	Accounts for the payment of offering expenses, estimated at $930,000.00, convertible promissory notes and debt of up to $700,000 for selling shareholders. See “Plan of Distribution” for further detail.

THE SECURITIES UNDERLYING THIS OFFERING STATEMENT MAY NOT BE SOLD UNTIL QUALIFIED BY THE SECURITIES AND EXCHANGE COMMISSION. THIS OFFERING CIRCULAR IS NOT AN OFFER TO SELL, NOR SOLICITING AN OFFER TO BUY, ANY SHARES OF OUR COMMON STOCK IN ANY STATE OR OTHER JURISDICTION IN WHICH SUCH SALE IS PROHIBITED.

INVESTMENT IN SMALL BUSINESS INVOLVES A HIGH DEGREE OF RISK, AND INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. SEE “RISK FACTORS” FOR A DISCUSSION OF CERTAIN RISKS YOU SHOULD CONSIDER BEFORE PURCHASING ANY SHARES IN THIS OFFERING.

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION, WHICH WE REFER TO AS THE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH STATE. WE MAY ELECT TO SATISFY OUR OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO (2) BUSINESS DAYS AFTER THE COMPLETION OF OUR SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN TEN PERCENT (10%) OF THE GREATER OF YOUR ANNUAL INCOME OR YOUR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(D)(2)(I)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

This Offering Circular follows the disclosure format of Part II(a)(1)(ii) of Form 1-A.

The date of this Offering Circular is August 28, 2023

The Company has not determined if it will require these services or such selected service providers. The Company reserves the right to engage one or more FINRA-member broker-dealers or placement agents in its discretion. Does not include expenses of the Offering, including fees for administrative, accounting, audit and legal services, FINRA filing fees, fees for EDGAR document conversion and filing, and website posting fees, estimated to be as much as $12,500.

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

Unless otherwise indicated, data contained in this Offering Circular concerning the business of the Company are based on information from various public sources. Although we believe that these data are generally reliable, such information is inherently imprecise, and our estimates and expectations based on these data involve a number of assumptions and limitations. As a result, you are cautioned not to give undue weight to such data, estimates or expectations.

In this Offering Circular, unless the context indicates otherwise, references to “NextMart,” “NXMR,” “we,” the “Company,” “our,” and “us” refer to the activities of and the assets and liabilities of the business and operations of NEXTMART, INC.

i

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” "Our Business" and elsewhere in this Offering Circular constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate”, “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will” and “would” or the negatives of these terms or other comparable terminology.

You should not place undue reliance on forward-looking statements. The cautionary statements set forth in this Offering Circular, including in “Risk Factors” and elsewhere, identify important factors which you should consider in evaluating our forward-looking statements. The risk factors contained under the headings “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors.”

Although the forward-looking statements in this Offering Circular are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as may be required by law, to re-issue this Offering Circular or otherwise make public statements updating our forward-looking statements.

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OFFERING SUMMARY

This summary highlights selected information contained elsewhere in this Offering Circular. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in our Common Stock. You should carefully read the entire Offering Circular, including the risks associated with an investment in the Company discussed in the “Risk Factors” section of this Offering Circular, before making an investment decision. Some of the statements in this Offering Circular are forward-looking statements. See the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this Offering Circular. You must not rely on any unauthorized information or representations. This Offering Circular is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this Offering Circular is current only as of its date.

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities.  Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

Unless otherwise indicated, data contained in this Offering Circular concerning the business of the Company are based on information from various public sources. Although we believe that these data are generally reliable, such information is inherently imprecise, and our estimates and expectations based on these data involve a number of assumptions and limitations. As a result, you are cautioned not to give undue weight to such data, estimates or expectations.

In this Offering Circular, unless the context indicates otherwise, references to “we,” “NXMR” the “Company,” “our,” and “us” refer to the activities of and the assets and liabilities of the business and operations of NextMart, Inc. and its subsidiaries.

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INDUSTRY AND MARKET DATA

Although we are responsible for all disclosure contained in this Offering Circular, in some cases we have relied on certain market and industry data obtained from third-party sources that we believe to be reliable. Market estimates are calculated by using independent industry publications in conjunction with our assumptions regarding the machine vision for manufacturing industry and market. While we are not aware of any misstatements regarding any market, industry or similar data presented herein, such data involves risks and uncertainties and is subject to change based on various factors, including those discussed under the headings “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in this Offering Circular.

Overview of the Company

NextMart, Inc., (NXMR), is a water treatment solutions company focused on implementing a roll-up strategy to deliver water, water technologies, equipment and services to various industries, municipalities, outlets and commercial operations in order to maximize the efficiency and sustainability of the water treatment operations. The Company’s management has over 30 years of business, engineering and operating experience and has acquired the first water company, Sustainable Water Solutions, Inc. (NXMR). Additional target acquisitions are in negotiation for the implementation of NXMR’s roll-up strategy. NXMR will offer sustainable technologies, build equipment and provide localized services and water to its client base.

Additional information on the Company and its acquisition targets can be found within this Offering Circular.

REGULATION A+

We are offering our Common Stock pursuant to recently adopted rules by the Securities and Exchange Commission mandated under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. These offering rules are often referred to as “Regulation A+.” We are relying upon “Tier 1” of Regulation A+, which allows us to offer of up to $20 million in a 12-month period.

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THE OFFERING

Issuer:	NextMart, Inc.

Shares Offered:	A maximum of Two Hundred Million (200,000,000) shares of our Common Stock (the “Shares”) at an offering price of Ten Cents ($0.10) per share.

Number of shares of Common Stock Outstanding before the Offering:	220,817,677 (Two Hundred Twenty Million, Eight Hundred Seventeen Thousand, Six Hundred Seventy-Seven) shares of Common Stock

Number of shares of Common Stock to be Outstanding after the Offering:	440,817,677 (Four Hundred Twenty Million, Eight Hundred Seventeen Thousand, Six Hundred Seventy-Seven) shares of Common Stock if the Maximum Offering is sold.

Price per Share:	Ten Cents ($0.10).

Maximum Offering:	Two Hundred Million (200,000,000) shares of our Common Stock at an offering price of Ten Cents ($0.10) per share, for total gross proceeds of Twenty Million Dollars ($20,000,000) (the “Maximum Offering”).

Use of Proceeds:	We will use the net proceeds for working capital, and such other purposes described in the “Use of Proceeds” section of this Offering Circular.

Risk Factors:	Investing in our Common Stock involves a high degree of risk. See “Risk Factors.”

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ADDITIONAL INFORMATION ABOUT THE OFFERING

Offering Period and Expiration Date

This Offering will start on or immediately prior to the date on which the SEC initially qualifies this Offering Statement (the “Qualification Date”) and will terminate on the Termination Date (the “Offering Period”).

Procedures for Subscribing

If you decide to subscribe for our Common Stock shares in this Offering, you should:

1.	Electronically receive, review, execute, and deliver to us a subscription agreement; and

2.	Deliver funds directly by wire or electronic funds transfer via ACH to the Company’s bank account designated in the Company’s subscription agreement.

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such subscription agreement upon request after a potential investor has had ample opportunity to review this Offering Circular.

Right to Reject Subscriptions

After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to our designated account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions

Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

Under Rule 251 of Regulation A, non-accredited, investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser's revenue or net assets (as of the purchaser's most recent fiscal year end). A non-accredited, natural person may only invest funds, which do not exceed 10% of the greater of the purchaser's annual income or net worth (please see below on how to calculate your net worth).

For the purposes of calculating your net worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the shares.

In order to purchase shares and prior to the acceptance of any funds from an investor, an investor will be required to represent, to the company's satisfaction, that he is either an accredited investor or is in compliance with the 10% of net worth or annual income limitation on investment in this offering.

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Forum Selection Provision

The subscription agreement includes a forum selection provision that requires that, to the fullest extent permitted by applicable law, subscribers bring any claims against the Company based on the subscription agreement in a state or federal court of competent jurisdiction in the State of Pennsylvania. The forum selection provision may limit investors’ ability to bring claims in a judicial forum that they believe is favorable to such disputes and may discourage lawsuits with respect to such claims. The Company has adopted the provision since Florida has a well-developed framework for contract law and seeks to limit the time and expense incurred by its management to challenge any such claims. As a company with a small management team, this provision allows our officers to not lose a significant amount of time travelling to any particular forum so they may continue to focus on operations of the company. The foregoing notwithstanding, if there is an applicable law that does not permit such forum selection (e.g., the Exchange Act or the Securities Act), then the forum selection provision would not be permissible and, therefore, not applicable. We hereby confirm that the forum selection provision in our subscription agreement does not apply to federal securities law claims.

Where You Can Find More Information

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act of 1993, as amended, with respect to the shares of Common Stock offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the Common Stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. Upon the completion of this Offering, we will be required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Securities Exchange Act of 1934. You may read and copy this information at the SEC's Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.

Incorporation of Information by Reference

The SEC allows us to “incorporate by reference” into this offering circular the information we file with the SEC, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered part of this offering circular. Any information incorporated by reference will automatically be deemed to be modified or superseded to the extent that information in this offering circular or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

We urge you to carefully read this offering circular and the documents incorporated by reference herein, before purchasing any shares of Common Stock offered under this offering circular. This offering circular may add or update information contained in the documents incorporated by reference herein. To the extent that any statement that we make in this offering circular is inconsistent with statements made in the documents incorporated by reference herein, you should rely on the information in this offering circular and the statements made in this offering circular will be deemed to modify or supersede those made in the documents incorporated by reference herein.

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You should rely only on the information contained in this offering circular or incorporated herein by reference. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this offering circular or incorporated herein by reference. You should not rely on any unauthorized information or representation. This offering circular is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this offering circular is accurate only as of the date on the front of the applicable document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this offering circular, or any sale of a security.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this offering circular were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We will provide, without charge and upon oral or written request, to each person, including any beneficial owner, to whom a copy of this offering circular have been delivered, a copy of any of the documents incorporated by reference into this offering circular but not delivered with them. You may obtain a copy of these filings, at no cost, by writing or calling us at NextMart, Inc., 4602 West Pierce Street, Carlsbad, NM 88220, (602) 499-6992. Exhibits to these filings will not be provided unless those exhibits have been specifically incorporated by reference in this offering circular.

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THE OFFERING:

REGULATION A+; CONTINUOUS REPORTING

REQUIREMENTS UNDER REGULATION A

We are offering our Common Stock pursuant to recently adopted rules by the Securities and Exchange Commission mandated under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. These offering rules are often referred to as “Regulation A+.” We are relying upon “Tier 1” of Regulation A+, which allows us to offer of up to $20 million in a 12-month period.

In accordance with the requirements of Tier 1 of Regulation A+, we will be required to update certain issuer information by electronically filing a Form 1-Z exit report with the Commission on EDGAR not later than 30 calendar days after termination or completion of an offering.

This Offering Circular contains a fair summary of the material terms of documents summarized herein. All concepts, goals, estimates and business intentions are revealed and disclosed as such are known to management as of the date of this Offering Circular. Circumstances may change so as to alter the information presented herein at a later date. This material will be updated by Amendment to this document and by means of press releases and other communications to Shareholders. You should carefully read the entire Offering Circular, including the risks associated with an investment in the company discussed in the “Risk Factors” section of this Offering Circular, before making an investment decision. Some of the statements in this Offering Circular are forward-looking statements. See the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

As used in this Offering Circular, all references to “NextMart,” “capital stock,” “Common Stock,” “Shares,” “preferred stock,” “stockholders,” “shareholders” applies only to NEXTMART, INC. As used in this Offering Circular, the terms “Company,” “we,” “our” or words of like import mean NEXTMART, INC., and its direct and indirect subsidiaries. All references in this Offering Circular to “years” and “fiscal years” means the twelve-month period ended September 30.

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RISK FACTORS

An investment in our Common Stock involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information included in this Offering Circular, before making an investment decision. If any of the following risks actually occurs, our business, financial condition, or results of operations could suffer. In that case, the trading price of our shares of Common Stock could decline and you may lose all or part of your investment. See “Cautionary Statement Regarding Forward-Looking Statements” above for a discussion of forward-looking statements and the significance of such statements in the context of this Offering Circular.

Risks Related to Our Business

OUR ABILITY TO CONTINUE AS A GOING CONCERN IS IN SUBSTANTIAL DOUBT ABSENT OBTAINING ADEQUATE NEW DEBT OR EQUITY FINANCINGS.

Our continued existence is dependent upon us obtaining adequate working capital to fund all of our planned operations. Working capital limitations continue to impinge on our day-to-day operations, thus contributing to continued operating losses. Thus, if we are unable to raise funds to fund the assembling and commercialization of our acquisitions solutions, we may not be able to continue as a going concern and you will lose your investment. We have incurred accumulated operating losses since inception and have working capital deficits at the end of 2022, 2021, 2020, 2019 and 2018. If the Company is able to raise the necessary funds to execute its business plan or if the Company earns any revenues from its business operations, some of these funds will have to be used to pay off the outstanding accounts payable and debt of the Company.

Our independent accounting firm has included in its report the qualification that these conditions raise a substantial doubt about the Company’s ability to continue as a going concern. The report also states that the financial statements do not include any adjustments that might result from the outcome of this uncertainty.

WE NEED ADDITIONAL CAPITAL TO FUND OUR GROWING OPERATIONS, AND WE MAY NOT BE ABLE TO OBTAIN SUFFICIENT CAPITAL AND MAY BE FORCED TO LIMIT THE SCOPE OF OUR OPERATIONS OR CEASE OPERATIONS ALTOGETHER.

We need additional capital to fund our operations and we may not be able to obtain such capital, which would cause us to limit or cease our operations entirely. The conditions of the global credit markets may adversely affect our ability to raise capital in the future. If adequate additional financing is not available on reasonable terms or at all, we may not be able to execute our business plans and may have to modify them accordingly or even suspend them.

Even if we do find a source of additional capital, we may not be able to negotiate favorable terms and conditions for receiving the additional capital. Any future capital investments will dilute or otherwise materially and adversely affect the holdings or rights of our existing shareholders. In addition, new equity or debt securities issued by us to obtain financing could have rights, preferences and privileges senior to our Common Stock. We cannot give you any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us.

IN THE PAST THE COMPANY HAS NOT FILED ITS DISCLOSURES IN A TIMELY BASIS.

In the past the Company has not filed its quarterly and annual disclosures in a timely basis.

The Company is currently considered Alternative Reporting and is reporting on OTC Markets as “Pink Current Information”. The Company must file periodic reports through the OTCIQ reporting system for annual and every quarter. Failure to provide timely disclosure statements could result in the Company being downgraded to “Pink Limited Information”. Should the Company fail to meet its disclosure requirements it will enter a 15-day grace period. At the end of the grace period, if appropriate disclosure is not publicly available, it will be moved to the Expert Market where there are no public broker-dealer quotations. Broker-dealer quotations will only resume upon clearance of a new Form 211 with FINRA. Should the Company fail to meet its reporting requirements in the future there is the possibility the stock could be downgraded and have limited liquidity for its shareholders which could result in the loss of part or all its investment.

Should the Company fail to meet its reporting requirements in the future there is the possibility the stock could be downgraded and have limited liquidity.

LOSS OF KEY PERSONNEL CRITICAL FOR MANAGEMENT DECISIONS WOULD HAVE AN ADVERSE IMPACT ON OUR BUSINESS

Our success depends upon the continued contributions of our executive officers and/or key employees, particularly with respect to providing the critical management decisions and contacts necessary to manage acquisitions, product development, marketing, and growth within our industry. Competition for qualified personnel can be intense and there are a limited number of people with the requisite knowledge and experience. Under these conditions, we could be unable to attract and retain these personnel. The loss of the services of any of our executive officers or other key employees for any reason could have a material adverse effect on our business, operating results, financial condition, and cash flows.

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WE EXPECT SIGNIFICANT COMPETITION FOR OUR PRODUCTS AND SERVICES.

Some of our competitors and potential competitors are well established and have substantially greater financial, research and development, technical, manufacturing and marketing resources than we have today. If these larger competitors decide to focus on the acquisition of service and water technology companies, they could have the manufacturing, marketing and sales capabilities to complete research, development and commercialization of these products more quickly and effectively than we can.  As of today, there can also be no assurance that current and future competitors will not develop new or enhanced technical services technologies or more cost-effective systems.

INTERNATIONAL REGULATION MAY ADVERSELY AFFECT OUR PLANNED PRODUCT SALES.

As a part of our marketing strategy, we plan to market and sell our technical services and technological solutions internationally. In addition to regulation by the U.S. government, our technological solutions will be subject to environmental and safety regulations in each country in which we market and sell. We anticipate that regulations will vary from country to country and will vary from those of the United States. The difference in regulations and the laws of foreign countries may be significant and, in order to comply with the laws of these foreign countries, our suppliers may have to implement manufacturing changes or alter product design, or we may need to modify our marketing efforts. Any changes in our business practices or products will require response to the laws of foreign countries and may result in additional expense to the Company and either reduce or delay product sales.

UNPREDICTABLE EVENTS, SUCH AS THE COVID-19 OUTBREAK, AND ASSOCIATED BUSINESS DISRUPTIONS COULD SERIOUSLY HARM OUR FUTURE REVENUES AND FINANCIAL CONDITION, DELAY OUR OPERATIONS, INCREASE OUR COSTS AND EXPENSES, AND AFFECT OUR ABILITY TO RAISE CAPITAL.

Unpredictable events, such as extreme weather conditions, acts of God and medical epidemics such as the COVID-19 outbreak, and other natural or manmade disasters or business interruptions may cause damage or disruption to our operations, international commerce and the global economy, and thus could have a strong negative effect on us. Our business operations are subject to interruption by natural disasters, fire, power shortages, pandemics and other events beyond our control.  In December 2019, a novel strain of coronavirus, COVID-19, was reported in Wuhan, China. The World Health Organization has since declared the outbreak to constitute a pandemic. The extent of the impact of COVID-19 on our operational and financial performance will depend on certain developments, including the duration and spread of the outbreak, impact on our customers and our sales cycles, impact on our customer, employee or industry events, and effect on our vendors, all of which are uncertain and cannot be predicted.

At this point, the extent to which COVID-19 may impact our financial condition or results of operations is uncertain. Additionally, COVID-19 has caused significant disruptions to the global financial markets, which could impact our ability to raise additional capital. There is also a risk that other countries or regions may be less effective at containing COVID-19, or it may be more difficult to contain if the outbreak reaches a larger population or broader geography, in which case the risks described herein could be elevated significantly.

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Risks Related to Our Common Stock

THE OFFERING PRICE OF THE SHARES WAS ARBITRARILY DETERMINED, AND THEREFORE SHOULD NOT BE USED AS AN INDICATOR OF THE FUTURE MARKET PRICE OF THE SHARES. THEREFORE, THE OFFERING PRICE BEARS NO RELATIONSHIP TO THE ACTUAL VALUE OF THE COMPANY, AND MAY MAKE OUR SHARES DIFFICULT TO SELL.

Our Shares are currently listed on OTC Markets trading under the symbol NXMR, the offering price of $0.10 per share for the Shares of Common Stock was arbitrarily selected. The offering price bears no relationship to the book value, assets or earnings of the Company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the Shares.

OUR STOCK PRICE MAY BE VOLATILE, AND YOU MAY NOT BE ABLE TO SELL YOUR SHARES FOR MORE THAN WHAT YOU PAID OR AT ALL.

Our stock price may be subject to significant volatility, and you may not be able to sell shares of Common Stock at or above the price you paid for them or at all. The trading price of our Common Stock may be subject to fluctuations in in response to various factors.

WE MAY BE SUBJECT TO THE “PENNY STOCK” RULES WHICH WILL ADVERSELY AFFECT THE LIQUIDITY OF OUR COMMON STOCK.

The Securities and Exchange Commission (the “SEC"), has adopted regulations which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share, subject to specific exemptions. The market price of our Common Stock may be less than $5.00 per share and therefore we will be considered a “penny stock” according to SEC rules. This designation requires any broker-dealer selling these securities to disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities. These rules limit the ability of broker-dealers to solicit purchases of our Common Stock and therefore reduce the liquidity of the public market for our shares should one develop.

OUR SECURITIES ARE CURRENTLY TRADED ON THE OTCMARKETS®, WHICH MAY NOT PROVIDE AS MUCH LIQUIDITY FOR OUR INVESTORS AS MORE RECOGNIZED SENIOR EXCHANGES SUCH AS THE NASDAQ STOCK MARKET OR OTHER NATIONAL OR REGIONAL EXCHANGES.

Our Common Stock is currently listed on the OTCMarkets®, with a trading symbol of NXMR. The OTC Markets are inter-dealer, over-the-counter markets that provide significantly less liquidity than the NASDAQ Stock Market or other national or regional exchanges. Securities traded on the OTC Markets are usually thinly traded, highly volatile, have fewer market makers and are not followed by analysts. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTC Markets. Quotes for stocks included on the OTC Markets are not listed in newspapers. Therefore, prices for securities traded solely on the OTC Markets may be difficult to obtain and holders of our securities may be unable to resell their securities at or near their original acquisition price, or at any price.

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WE MAY NOT SATISFY NASDAQ’S INITIAL QUOTATION STANDARDS AND, EVEN IF WE DO, WE MAY BE REMOVED FROM QUOTATION IN THE FUTURE.

We hope to eventually apply to quote our Common Stock on NASDAQ. Our Common Stock will not commence trading on NASDAQ until a number of conditions are met, including that we have raised the minimum amount of offering proceeds necessary for us to meet the initial quotation requirements of NASDAQ. There is no guarantee that we will be able to meet all such requirements.

In the event we are able to quote our Common Stock on NASDAQ, we will be required to meet certain financial, public float, bid price and liquidity standards on an ongoing basis in order to continue the quotation of our Common Stock. If we fail to meet these continued listing requirements, our Common Stock may be subject to removal from quotation. If our Common Stock were to no longer be quoted on NASDAQ and we could not list or quote our Common Stock on another national securities exchange, we expect our securities would be quoted on an over-the-counter market. If this were to occur, our stockholders could face significant material adverse consequences, including limited availability of market quotations for our Common Stock and reduced liquidity for the trading of our securities. In addition, we could experience a decreased ability to issue additional securities and obtain additional financing in the future.

FINANCIAL INDUSTRY REGULATORY AUTHORITY (“FINRA”) SALES PRACTICE REQUIREMENTS MAY ALSO LIMIT A STOCKHOLDER’S ABILITY TO BUY AND SELL OUR COMMON STOCK, WHICH COULD DEPRESS THE PRICE OF OUR COMMON STOCK.

FINRA has adopted rules that require a broker-dealer to have reasonable grounds for believing that the investment is suitable for that customer before recommending an investment to a customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives, and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. Thus, the FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our Common Stock, which may limit your ability to buy and sell our shares of Common Stock, have an adverse effect on the market for our shares of Common Stock, and thereby depress our price per share of Common Stock.

BECAUSE DIRECTORS AND OFFICERS CURRENTLY AND FOR THE FORESEEABLE FUTURE WILL CONTINUE TO CONTROL NXMR, IT IS NOT LIKELY THAT YOU WILL BE ABLE TO ELECT DIRECTORS OR HAVE ANY SAY IN THE POLICIES OF NXMR.

Our shareholders are not entitled to cumulative voting rights. Consequently, the election of directors and all other matters requiring shareholder approval will be decided by majority vote. The directors and officers of NXMR beneficially own approximately 80% of the current voting rights with the CEO, COO and the lead investor holding the voting control Series A Preferred Shares. Due to such significant ownership position held by our insiders, new investors may not be able to effect a change in our business or management, and therefore, shareholders would have no recourse as a result of decisions made by management. Mr. Donald Keer (CEO) and Ms. Kathryn Gavin (Director) hold all of the Series A Preferred Shares equally, 1,000,000 shares each, which are the voting control block.

In addition, sales of significant amounts of shares held by our officers and directors, or the prospect of these sales, could adversely affect the market price of our Common Stock. Management’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our shareholders from realizing a premium over our stock price.

SINCE WE INTEND TO RETAIN ANY EARNINGS FOR DEVELOPMENT OF OUR BUSINESS FOR THE FORESEEABLE FUTURE, YOU WILL LIKELY NOT RECEIVE ANY DIVIDENDS FOR THE FORESEEABLE FUTURE.

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our Common Stock in the foreseeable future.

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A SIGNIFICANT NUMBER OF OUR SHARES WILL BE ELIGIBLE FOR SALE AND THEIR SALE OR POTENTIAL SALE MAY DEPRESS THE MARKET PRICE OF OUR COMMON STOCK.

Sales of a significant number of shares of our Common Stock in the public market could harm the market price of our Common Stock. This Offering Circular relates to the sale of up to 200,000,000 shares of our Common Stock, which represents approximately .90 times our current issued and outstanding shares of our Common Stock. As additional shares of our Common Stock become available for resale in the public market pursuant to this offering, and otherwise, the supply of our Common Stock will increase, which could decrease its price.

AN INVESTMENT IN THE COMPANY’S COMMON STOCK IS EXTREMELY SPECULATIVE AND THERE CAN BE NO ASSURANCE OF ANY RETURN ON ANY SUCH INVESTMENT.

Our Common Stock is currently quoted on the OTC Pink Tier maintained by OTC Markets Group, Inc. under the symbol “NXMR”; however, an investment in the Company’s Common Stock is extremely speculative and there is no assurance that investors will obtain any return on their investment. Investors will be subject to substantial risks involved in an investment in the Company, including the risk of losing their entire investment. The market price of our Common Stock is subject to significant fluctuations in response to variations in our quarterly operating results, general trends in the market and other factors, many of which we have little or no control over. In addition, broad market fluctuations, as well as general economic, business and political conditions, may adversely affect the market for our Common Stock, regardless of our actual or projected performance.

Risks Related to this Offering

OUR OFFERING DIFFERS SIGNIFICANTLY FROM AN UNDERWRITTEN INITIAL PUBLIC OFFERING

This is not an underwritten initial public offering. This listing differs from an underwritten initial public offering in several significant ways, which include, but are not limited to, the following:

•	There are no underwriters. Consequently, there will be no book building process and no price at which underwriters initially sold shares to the public to help inform efficient price discovery;

•	There can be no assurance that we will be able to stay current with OTC Bulletin Board Pink Current Information requirements;

•	There may be low trading volume of our Common Stock limiting their liquidity;

•	We are not currently working with a market maker, therefore is no underwriters’ option to purchase additional shares to help stabilize, maintain, or affect the public price of our Common Stock;

•	Given that there will be no underwriters’ option to purchase additional shares or otherwise underwriters in engaging in stabilizing transactions, there could be greater volatility in the public price of our Common Stock during the period immediately following qualification of this Offering; and

•	We will not conduct a traditional “roadshow” with underwriters prior to the qualification of this Offering. As a result, there may not be efficient price discovery with respect to our ordinary shares or sufficient demand among investors immediately after our listing, which could result in a more volatile public price of our ordinary shares.

Such differences from an underwritten initial public offering could result in a volatile market price for our Common Stock and uncertain trading volume and may adversely affect your ability to sell your Common Stock.

THE PUBLIC PRICE OF OUR COMMON STOCK MAY BE VOLATILE AND COULD FOLLOWING A SALE DECLINE SIGNIFICANTLY AND RAPIDLY

As this Offering is taking place via a process that is not an underwritten initial public offering, there will be no book building process and no price at which underwriters initially sold shares to the public to help inform efficient price discovery with respect to the opening trades on securities exchange markets. Following this Offering, the public price of our Common Stock on the OTCPNK exchange may lead to price volatility.

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NO MINIMUM CAPITALIZATION

We do not have a minimum capitalization and we may use the proceeds from this Offering immediately following our acceptance of the corresponding subscription agreements. It is possible we may only raise a minimum amount of capital, which could leave us with insufficient capital to operate our business segments, potentially resulting in greater operating losses unless we are able to raise the required capital from alternative sources. There is no assurance that alternative capital, if needed, would be available on terms acceptable to us, or at all.

WE MAY NOT BE ABLE TO MAINTAIN A LISTING OF OUR COMMON STOCK

To maintain our listing on the OTCPNK exchange, we must meet certain financial and liquidity criteria to maintain such listing. If we violate the maintenance requirements for continued listing of our Common Stock, our Common Stock may be delisted. In addition, our board may determine that the cost of maintaining our listing on a national securities exchange outweighs the benefits of such listing. A delisting of our Common Stock from the OTCPNK Market may materially impair our stockholders’ ability to buy and sell our Common Stock and could have an adverse effect on the market price of, and the efficiency of the trading market for, our Common Stock. In addition, in order to maintain our listing, we will be required to, among other things, file our regular quarterly reports on otcmarkets.com. The post-qualification amendment of the Offering Statement is subject to review by the SEC, and there is no guarantee that such amendment will be qualified promptly after filing. Any delay in the qualification of the post-qualification amendment may cause a delay in the trading of offering Shares. For all of the foregoing reasons, you may experience a delay between the closing of your purchase of shares of our Common Stock and the commencement of exchange trading of our Common Stock. In addition, the delisting of our Common Stock could significantly impair our ability to raise capital.

There may be significantly less trading volume and analyst coverage of, and significantly less investor interest in, our Common Stock, which may lead to lower trading prices for our Common Stock.

THIS OFFERING HAS NOT BEEN REVIEWED BY INDEPENDENT PROFESSIONALS

We have not retained any independent professionals to review or comment on this Offering or otherwise protect the interest of the investors hereunder. Although we have retained our own counsel, neither such counsel nor any other counsel has made, on behalf of the investors, any independent examination of any factual matters represented by management herein. Therefore, for purposes of making a decision to purchase our Shares, you should not rely on our counsel with respect to any matters herein described. Prospective investors are strongly urged to rely on the advice of their own legal counsel and advisors in making a determination to purchase our Shares.

THERE HAS BEEN NO PUBLIC MARKET FOR OUR COMMON STOCK PRIOR TO THIS OFFERIN, AND AN ACTIVE MARKET IN WHICH INVESTORS CAN RESELL THEIR SHARES MAY NOT DEVELOP

Prior to this Offering, there has been no public market for our Common Stock. We cannot predict the extent to which an active market for our Common Stock will develop or be sustained after this Offering, or how the development of such a market might affect the market price of our Common Stock. The initial offering price of our Common Stock in this offering is based on a number of factors, including market conditions in effect at the time of the offering, and it may not be in any way indicative of the price at which our shares will trade following the completion of this offering. Investors may not be able to resell their shares at or above the initial offering price.

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THE MARKET PRICE OF OUR COMMON STOCK MAY FLUCTUATE, AND YOU COULD LOSE ALL OF PART OF YOUR INVESTMENT

The offering price for our Common Stock is based on a number of factors. The price of our Common Stock may decline following this Offering. The stock market in general, and the market price of our Common Stock, will likely be subject to fluctuation, whether due to, or irrespective of, our operating results, financial condition and prospects. Our financial performance, our industry’s overall performance, changing consumer preferences, technologies and advertiser requirements, government regulatory action, tax laws and market conditions in general could have a significant impact on the future market price of our Common Stock. Some of the other factors that could negatively affect our share price or result in fluctuations in our share price includes:

•	actual or anticipated variations in our periodic operating results;

•	increases in market interest rates that lead purchasers of our Common Stock to demand a higher yield;

•	changes in earnings estimates;

•	changes in market valuations of similar companies;

•	actions or announcements by our competitors;

•	adverse market reaction to any increased indebtedness we may incur in the future;

•	additions or departures of key personnel;

•	actions by stockholders;

•	speculation in the press or investment community; and

•	our intentions and ability to list our Common Stock on a national securities exchange and our subsequent ability to maintain such listing.

WE DO NOT EXPECT TO DECLARE OR PAY DIVIDENDS IN THE FORESEEABLE FUTURE

We do not expect to declare or pay dividends in the foreseeable future, as we anticipate that we will invest future earnings in the development and growth of our business. Therefore, holders of our Common Stock will not receive any return on their investment unless they sell their securities, and holders may be unable to sell their securities on favorable terms or at all.

SALES OF OUR COMMON STOCK UNDER RULE 144 COULD REDUCE THE PRICE OF OUR STOCK

In general, persons holding “restricted securities,” including affiliates, must hold their shares for a period of at least six (6) months, may not sell more than one percent (1%) of the total issued and outstanding shares in any ninety (90) day period, and must resell the shares in an unsolicited brokerage transaction at the market price. However, Rule 144 will only be available for resale in the ninety (90) days after the Company files its semi-annual reports on Form 1-SA and annual reports on Form 1-K, unless the Company voluntarily files interim quarterly reports on Form 1-U, which the Company has not yet decided to do. The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing market prices for our securities.

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OUR FAILURE TO MAINTAIN EFFECTIVE INTERNAL CONTROLS OVER FINANCIAL REPORTING COULD HAVE AN ADVERSE IPACT ON US

We are required to establish and maintain appropriate internal controls over financial reporting. Failure to establish those controls, or any failure of those controls once established, could adversely impact our public disclosures regarding our business, financial condition or results of operations. In addition, management’s assessment of internal controls over financial reporting may identify weaknesses and conditions that need to be addressed in our internal controls over financial reporting or other matters that may raise concerns for investors. Any actual or perceived weaknesses and conditions that need to be addressed in our internal control over financial reporting, disclosure of management’s assessment of our internal controls over financial reporting or disclosure of our public accounting firm’s attestation to or report on management’s assessment of our internal controls over financial reporting may have an adverse impact on the price of our Common Stock.

MANAGEMENT DISCRETION AS TO THE ACTUAL USE OF THE PROCEEDS DERIVED FROM THIS OFFERING

The net proceeds from this Offering will be used for the purposes described under “Use of Proceeds.” However, we reserve the right to use the funds obtained from this Offering for other similar purposes not presently contemplated which we deem to be in the best interests of the Company and our shareholders in order to address changed circumstances or opportunities. As a result of the foregoing, our success will be substantially dependent upon the discretion and judgment of the Board of Directors with respect to application and allocation of the net proceeds of this Offering. Investors who purchase our Common Stock will be entrusting their funds to our Board of Directors, upon whose judgment and discretion the investors must depend.

THE OFFERING PRICE OF OUR COMMON STOCK WAS ARBITRARILY DETERMINED AND DOES NOT REFLECT THE VALUE OF THE COMPANY, OUR ASSSETS OR OUR BUSINESS

The offering price of our Common Stock was arbitrarily determined by our management and is not based on book value, assets, earnings or any other recognizable standard of value. We arbitrarily established the offering price considering such matters as the state of our business development and the general condition of, and opportunities present in, the industry in which we operate. No assurance can be given that our Common Stock Shares, or any portion thereof, could be sold for the offering price or for any amount. If profitable results are not achieved from our operations, of which there can be no assurance, the value of our Common Stock sold pursuant to this Offering will fall below the offering price and become worthless. Prospective investors should not consider the offering price of the Common Stock as indicative of their actual value. The offering price bears little relationship to our assets, net worth, or any other objective criteria.

GENERAL SECURITIES INVESTMENT RISKS

All investments in securities involve the risk of loss of capital. No guarantee or representation is made that an investor will receive a return of its capital. The value of our Common Stock can be adversely affected by a variety of factors, including development problems, regulatory issues, technical issues, commercial challenges, competition, legislation, government intervention, industry developments and trends, and general business and economic conditions.

MULTIPLE SECURITIES OFFERINGS AND POTENTIAL FOR INTEGRATION OF OUR OFFERINGS

We are currently and will in the future be involved in one or more additional offers of our securities in other unrelated securities offerings. Any two or more securities offerings undertaken by us could be found by the SEC, or a state securities regulator, agency, to be “integrated” and therefore constitute a single offering of securities, which finding could lead to a disallowance of certain exemptions from registration for the sale of our securities in such other securities offerings. Such a finding could result in disallowance of one or more of our exemptions from registration, which could give rise to various legal actions on behalf of a federal or state regulatory agency and the Company.

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THE OFFERING IS NOT REVIEWED BY INDEPENDENT PROFESSIONALS

We have not retained any independent professionals to review or comment on this Offering or otherwise protect the interest of the investors hereunder. Although we have retained our own counsel, neither such counsel nor any other counsel has made, on behalf of the investors, any independent examination of any factual matters represented by management herein. Therefore, for purposes of making a decision to purchase our Common Stock, you should not rely on our counsel with respect to any matters herein described. Prospective investors are strongly urged to rely on the advice of their own legal counsel and advisors in making a determination to purchase our Common Stock.

WE CANNOT GUARANTEE THAT WE WILL SELL AND SPECIFIC NUMBER OF COMMON SHARES IN THIS OFFERING

There is no commitment by anyone to purchase all or any part of the Common Stock Shares offered hereby and, consequently, we can give no assurance that all of the Common Stock shares in this Offering will be sold. Additionally, there is no underwriter for this Offering; therefore, you will not have the benefit of an underwriter’s due diligence efforts that would typically include the underwriter being involved in the preparation of this Offering Circular and the pricing of our Common Stock shares offered hereunder. Therefore, there can be no assurance that this Offering will be successful or that we will raise enough capital from this Offering to further our development and business activities in a meaningful manner. Finally, prospective investors should be aware that we reserve the right to withdraw, cancel, or modify this Offering at any time without notice, to reject any subscription in whole or in part, or to allot to any prospective purchaser fewer Common Stock Shares than the number for which he or she subscribed.

INVESTORS WILL EXPERIENCE IMMEDIATE AND SUBSTANTIAL DILUTION IN THE BOOK VLAUE OF THEIR INVESTMENT, AND WILL EXPERIENCE ADDITIONAL DILUTION IN THE FUTURE

If you purchase our Common Stock in this Offering, you will experience immediate and substantial dilution because the price you pay will be substantially greater than the net tangible book value per share of the shares you acquire. Since we will require funds in addition to the proceeds of this Offering to conduct our planned business, we will raise such additional funds, to the extent not generated internally from operations, by issuing additional equity and/or debt securities, resulting in further dilution to our existing stockholders (including purchasers of our Common Stock in this Offering).

WE MAY BE UNABLE TO MEET OUR CURRENT AND FUTURE CAPITAL REQUIREMENTS FROM CAPITAL RAISED BY THIS OFFERING

Our capital requirements depend on numerous factors, including but not limited to the rate and success of our development efforts, marketing efforts, market acceptance of our products and services and other related services, our ability to establish and maintain our agreements with the services currently operating, our ability to maintain and expand our user base, the rate of expansion of our user community, the level of resources required to develop and operate our products and services, information systems and research and development activities, the availability of software and services provided by third-party vendors and other factors. The capital requirements relating to development of our technology and the continued and expanding operations of our business segments will be significant. We cannot accurately predict the timing and amount of such capital requirements. However, we are dependent on the proceeds of this Offering as well as additional financing that will be required in order to operate our business segments and execute on our business plans. However, in the event that our plans change, our assumptions change or prove to be inaccurate, or if the proceeds of this Offering prove to be insufficient to operate our business segments, we would be required to seek additional financing sooner than currently anticipated. There can be no assurance that any such financing will be available to us on commercially reasonable terms, or at all. Furthermore, any additional equity financing may dilute the equity interests of our existing shareholders (including those purchasing shares pursuant to this Offering), and debt financing, if available, may involve restrictive covenants with respect to dividends, raising future capital and other financial and operational matters. If we are unable to obtain additional financing as and when needed, we may be required to reduce the scope of our operations or our anticipated business plans, which could have a material adverse effect on our business, operating results and financial condition.

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THERE MAY BE LITTLE TO NO VOLUME IN THE TRADING OF OUR COMMON STOCK, AND YOU MAY NOT BE ABLE TO RESELL YOUR COMMON STOCK AT OR ABOVE THE INITIAL PUBLIC OFFERING PRICE

There can no assurance that our Common Stock shares will maintain a sufficient trading market sufficient for the shares in this offering. If no active trading market for our Common Stock is sustained following this Offering, you may be unable to sell your shares when you wish to sell them or at a price that you consider attractive or satisfactory. The lack of an active market may also adversely affect our ability to raise capital by selling securities in the future or impair our ability to license or acquire other product candidates, businesses or technologies using our shares as consideration.

THE MARKET PRICE OF OUR COMMON STOCK MAY FLUCTUATE SIGNIFICANTLY, AND INVESTORS IN OUR COMMON STOCK MAY LOSE ALL OR PART OF THEIR INVESTMENT

If a market for our Common Stock develops following this Offering, the trading price of our Common Stock could be subject to wide fluctuations in response to various factors, some of which are beyond our control. The market prices for securities of penny-stock companies have historically been highly volatile, and the market has from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. The market price of our common stock may fluctuate significantly in response to numerous factors, some of which are beyond our control, such as:

•	actual or anticipated adverse results or delays in our research and development efforts;

•	our failure to operate our business;

•	unanticipated serious safety concerns related to our business;

•	adverse regulatory decisions;

•	legal disputes or other developments relating to proprietary rights, including patents, litigation matters and our ability to obtain patent protection for our intellectual property, government investigations and the results of any proceedings or lawsuits, including patent or stockholder litigation;

•	changes in laws or regulations applicable to our businesses;

•	our dependence on third parties;

•	announcements of the introduction of new products by our competitors;

•	market conditions in our business sectors;

•	announcements concerning product development results or intellectual property rights of others;

•	future issuances of our Common Stock or other securities;

•	the addition or departure of key personnel;

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•	actual or anticipated variations in quarterly operating results;

•	announcements of significant acquisitions, strategic partnerships, joint ventures or capital commitments by us or our competitors;

•	our failure to meet or exceed the estimates and projections of the investment community;

•	issuances of debt or equity securities;

•	trading volume of our Common Stock;

•	sales of our Common Stock by us or our stockholders in the future;

•	overall performance of the equity markets and other factors that may be unrelated to our operating performance or the operating performance of our competitors, including changes in market valuations of similar companies;

•	failure to meet or exceed any financial guidance or expectations regarding development milestones that we may provide to the public;

•	ineffectiveness of our internal controls;

•	general political and economic conditions;

•	effects of natural or man-made catastrophic events;

•	other events or factors, many of which are beyond our control; and

•	publication of research reports about us or our industry or positive or negative recommendations or withdrawal of research coverage by securities analysts.

Further, price and volume fluctuations result in volatility in the price of our common stock, which could cause a decline in the value of our Common Stock. Price volatility of our common stock might worsen if the trading volume of our Common Stock is low. The realization of any of the above risks or any of a broad range of other risks, including those described in these “Risk Factors,” could have a dramatic and material adverse impact on the market price of our Common Stock.

A SALE OF A SUBSTANTIAL NUMBER OF SHARES OF THE COMMON STOCK MAY CAUSE THE PRICE OF OUR COMMON STOCK TO DECLINE

If our stockholders sell, or the market perceives that our stockholders intend to sell for various reasons, substantial amounts of our Common Stock in the public market, including shares issued in connection with the exercise of outstanding options or warrants, the market price of our Common Stock could fall. Sales of a substantial number of shares of our Common Stock may make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate. We may become involved in securities class action litigation that could divert management’s attention and harm our business. The stock markets have from time to time experienced significant price and volume fluctuations that have affected the market prices for the Common Stock of pharmaceutical companies. These broad market fluctuations may cause the market price of our Common Stock to decline. In the past, securities class action litigation has often been brought against a company following a decline in the market price of a company’s securities. We may become involved in this type of litigation in the future. Litigation often is expensive and diverts management’s attention and resources, which could adversely affect our business.

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OUR SEMI-ANNUAL OPERATING RESULTS MAY FLUCTUATE SIGNIFICANTLY

We expect our operating results to be subject to semi-annual fluctuations. Our net loss and other operating results will be affected by numerous factors, including:

•	variations in the level of expenses related to our business segments;

•	any intellectual property infringement lawsuit in which we may become involved;

•	regulatory developments affecting our business and industry; and

•	our execution of any collaborative, licensing or similar arrangements, and the timing of payments we may make or receive under these arrangements.

If our quarterly operating results fall below the expectations of investors or securities analysts, the price of our Common Stock could decline substantially. Furthermore, any quarterly fluctuations in our operating results may, in turn, cause the price of our Common Stock to fluctuate substantially.

OUR ABILITY TO USE OUR NET OPERATING LOSS CARRY FORWARDS MAY BE SUBJECT TO LIMITATION

Generally, a change of more than fifty percent (50%) in the ownership of a company’s stock, by value, over a three-year period constitutes an ownership change for U.S. federal income tax purposes. An ownership change may limit our ability to use our net operating loss carryforwards attributable to the period prior to the change. As a result, if we earn net taxable income, our ability to use our pre-change net operating loss carryforwards to offset U.S. federal taxable income may become subject to limitations, which could potentially result in increased future tax liability for us.

THE NUMBER OF SECURITIES TRADED ON AN ATS MAY BE VERY SMALL, MAKING THE MARKET PRICE MORE EASILY MANIPULATED

While we understand that many ATS platforms have adopted policies and procedures such that security holders are not free to manipulate the trading price of securities contrary to applicable law, and while the risk of market manipulation exists in connection with the trading of any securities, the risk may be greater for our Common Stock because the ATS we choose may be a closed system that does not have the same breadth of market and liquidity as the national market system. There can be no assurance that the efforts by an ATS to prevent such behavior will be sufficient to prevent such market manipulation.

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THE PREPARATION OF OUR FINANCIAL STATEMENTS INVOLVES THE USE OF ESTIMATES, JUDGEMENTS AND ASSUMPTIONS, AND OUR FINANCIAL STATEMENTS MAY BE MATERIALLY AFFECTED IF SUCH ESTIMATES, JUDGEMENTS OR ASSUMPTIONS PROVE TO BE INACCURATE

Financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) typically require the use of estimates, judgments and assumptions that affect the reported amounts. Often, different estimates, judgments and assumptions could reasonably be used that would have a material effect on such financial statements, and changes in these estimates, judgments and assumptions may occur from period to period over time. These estimates, judgments and assumptions are inherently uncertain and, if our estimates were to prove to be wrong, we would face the risk that charges to income or other financial statement changes or adjustments would be required. Any such charges or changes could harm our business, including our financial condition and results of operations and the price of our securities. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for a discussion of the accounting estimates, judgments and assumptions that we believe are the most critical to an understanding of our consolidated financial statements and our business.

IF SECURITIES INDUSTRY ANALYSTS DO NOT PUBLISH RESEARCH REPORTS ON US, OR PUBLISH UNFAVORABLE REPORTS ON US, THEN THE MARKET PRICE AND MARKET TRADING VOLUMET OF OUR COMMON STOCK COULD BE NEGATIVELY AFFECTED

Any trading market for our Common Stock will be influenced in part by any research reports that securities industry analysts publish about us. We do not currently have and may never obtain research coverage by securities industry analysts. If no securities industry analysts commence coverage of us, the market price and market trading volume of our Common Stock could be negatively affected. In the event we are covered by analysts, and one or more of such analysts downgrade our securities, or otherwise reports on us unfavorably, or discontinues coverage or us, the market price and market trading volume of our Common Stock could be negatively affected.

OUR MANAGEMENT HAS BROAD DISCRETION AS TO THE USE OF CERTAIN OF THE NET PROCEEDS FROM THIS OFFERING

We intend to use a significant portion of the net proceeds from this Offering (if we sell all of the shares being offered) for working capital and other general corporate purposes. However, we cannot specify with certainty the particular uses of such proceeds. Our management will have broad discretion in the application of the net proceeds designated for use as working capital or for other general corporate purposes. Accordingly, you will have to rely upon the judgment of our management with respect to the use of these proceeds. Our management may spend a portion or all of the net proceeds from this Offering in ways that holders of our Common Stock may not desire or that may not yield a significant return or any return at all. The failure by our management to apply these funds effectively could harm our business. Pending their use, we may also invest the net proceeds from this offering in a manner that does not produce income or that loses value. Please see “Use of Proceeds” below for more information.

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OUR COMMON STOCK COULD BE SUBJECT TO THE “PENNY STOCK” RULES OF THE SECURITIES AND EXCHANGE COMMISSION IF IT WERE PUBLICALLY TRADED AND MAY BE DIFFICULT TO SELL

Our shares of Common Stock are considered to be “penny stocks” because they are not registered on a national securities exchange or listed on an automated quotation system sponsored by a registered national securities association, pursuant to Rule 3a51- 1(a) under the Exchange Act. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a person’s account for transactions in penny stocks and that the broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Securities and Exchange Commission relating to the penny stock market, which sets forth the basis on which the broker or dealer made the suitability determination and that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

THE MARKET FOR PENNY STOCKS HAS SUFFERED IN RECENT YEARS FROM PATTENRS OF FRAUD AND ABUSE

Stockholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

•	control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

•	manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

•	boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced salespersons;

•	excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and

•	the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequential investor losses.

The foregoing risk factors are not to be considered a definitive list of all the risks associated with an investment in our Offered Shares. This Offering Circular contains forward-looking statements that are based on our current expectations, assumptions, estimates, and projections about our business, our industry, and the industry of our clients. When used in this Offering Circular, the words “expects,” anticipates,” “estimates,” “intends,” “believes” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. The cautionary statements made in this Offering Circular should be read as being applicable to all related forward-looking statements wherever they appear in this Offering Circular.

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THE BUSINESS

“Water is the most abundant material on the surface of the planet yet less than 2.5% is “freshwater” and less than 0.1% is suitable for use without any treatment.”

The Company Overview

NEXTMART, INC. (“NXMR”) is a Delaware based company, having offices in Carlsbad, New Mexico and Dallas, TX, USA, the company’s business strategy started with the acquisition of Emco Oil Field Services. (“Emco”), a Texas company which was formed to provide water hauling and other services to the oil drilling and discover industry. NXMR plans to execute a roll-up strategy incorporating water treatment system integration, significant re-occurring revenues from service and equipment rentals and emerging water treatment technologies via strategic acquisitions. The company is poised to capitalize and expand on the many years of expertise in both regional and global markets in the industrial, potable, wastewater and in the specialized water treatment and purification sectors. NXMR is in negotiation with the first of three strategic companies for acquisition and a separate joint venture.

“Acquisition #1” is currently in a confidential letter of intent with final closing of the transaction to be completed once this Offering meets 35% of the maximum. With the first acquisition, Acquisition #1, NXMR will have a fully functional operation that was established in 1985. Acquisition #1 complements Emco in that is provides water treatment for the oil industry, refining, paper mills and other operations.

Acquisition #1 provides commercially proven industrial equipment designs, systems, technologies and programs and re-occurring revenues that secure its position in that is multi-billion-dollar, global market. The core design technologies, developed by this acquisition, have over 35-years in industry applications. The acquisitions also have a significant portion of their revenues generated service contracts and equipment rentals. Finally, this acquisition has a client base that includes over a dozen Fortune 500® companies. Identifying and commercializing re-occurring revenue opportunities and innovative solutions to provide industrial and potable water solutions worldwide, is one of the main focuses of NXMR. Industries served by Acquisition #1 include refining, oil field, paper mills, food, pharmaceuticals and chemical suppliers.

During the COVID-19 shutdowns of 2020 water treatment for generation of power and production of pharmaceuticals was considered essential businesses. Acquisition #1 was able to remain open during the entire shutdown. The service portion of the business remained stable and revenues only dropped slightly. The capital portion of the business did drop off significantly during the initial shutdown but the demand for new equipment just shifted to the third and fourth quarter of operations.

NXMR’s Joint Venture is with a confidential partner will be effective upon qualification of this offering. The Joint Venture is a service based operation with a current HVAC service and equipment company. The Joint Venture provides NXMR to enter the residential water treatment industry with a company that has an established service organization.

The issue surrounding water is not the lack of resources but the lack of water that is pure enough to use for its intended purpose. Water is the most abundant material on the surface of the planet yet less than 2.5% is “freshwater” and less than 0.1% is suitable for use without any treatment. According to Research Nester’s September 2018 report:

“The global market of water and wastewater treatment is expected to flourish with significant compound annual growth rate over the forecast period 2018-2027. Factors such as growing demand for drinking water and waste-water treatment in commercial and industrial applications are anticipated to generate noteworthy market valuation for water and wastewater treatment market by reaching around USD 704 Billion by the end of 2027.”

The Industrial portion of the market is expected to have annual growth of 9.0% during that period. Most of the growth will occur in developing countries because, as the standard of living rises, the awareness of the health issues associated with untreated water becomes more widespread, industry growth requires high quality water, the energy and power industry will place mare demands on infrastructure and new technologies require purer water. There is also a shift from ground water, which has been filtered by hundreds of feet of porous rock, to surface waters. Surface waters are more easily contaminated by sewage and industrial waste. The global need is for a company that can deliver water treatment technology on a local level, show companies how to treat water as a resource and provide environmentally friendly solutions to contamination issues. NXMR has the talent, capabilities, and structure to fulfill that need better than much larger companies or any smaller companies.

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NXMR’s team has the unique ability to execute system integration projects to produce purified water in a cost-effective manner and to evaluate water treatment technologies for their sound engineering as well as their market potential. The team has international experience and research and development experience. NXMR, with its acquisitions and future acquisition targets has standard equipment designs, contract manufacturing sources and marketing agreements that will quickly establish a positive and profitable cash flow. This cash flow provides a proof of concept that justifies the acquisition strategy and will support the team’s registration in the public markets allowing for the evaluation and acquisition of key growth technologies.

The investment objective is to roll-up approximately $100 million in annual revenues with a 40-50% reoccurring revenue base and developing technologies to attract and acquisition partner for a corporate buy-out.

Mission Statement

To acquire companies that manufacture, design, service and sell innovative and sustainable water products for consumption and the treatment of water for consumption, recycle, return to the environment and industry. The Company will maintain profitability and financial balance while efficiently and effectively building the business by through acquisitions and synergistic growth. Return to investors and shareholders is through acquisition of NXMR by a larger firm or by listing on one of the major exchanges.

Business Objectives

The primary objectives of our organization are to:

a)	Take advantage of the trend in the water treatment market to fill a vacuum between the largest competitors and the small regional companies. This void in the market supply will permit lower costs of supply and larger return to investors.

b)	Provide a local delivery/service alternative to the traditional large, centralized water treatment approach.

c)	Acquire new emerging technologies where a proof of concept can be performed with Fortune 500 companies. Technologies will focus on environmentally friendly and water recovery opportunities.

d)	Acquire component companies, companies that supply components common to all water treatment system integrators’ equipment.

e)	Aggressively acquire companies that have environmental permits for ion exchange resin regeneration.

f)	Change the market perception of water as a resource and expendable to an asset.

g)	Utilize access to the World Bank and United Nations to penetrate and support developing countries at minimal financial risk.

h)	Utilize the manufacturing expertise to offer equipment and services to the various agencies within the United States Federal Government.

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NXMR Acquisitions

Acquisition #1

Company Description – Acquisition #1 is a regional water treatment company that has traditionally operated in Mid-Atlantic Region of the United States. The company maintains numerous component designs used for potable and industrial applications. The Company was founded in the 1985. The Company’s client base includes the US Government, military, and Fortune 500 companies. Projected revenue from 2021 to 2024 is expected to double to approximately $10,000,000.

Facility – 40,000 square foot facility since 1999 which includes water supply, effluent permits and chemical storage permits.

Technology – Acquisition #1 maintains designs for filters, softeners and membrane equipment. Acquisition #1 is also experienced with the assembly and deployment of containerized systems that are monitored using remote communications. Acquisition #1 holds environmental permits for the regeneration of ion exchange resin, this process is chemically intensive and requires acid and caustic. Acquisition #1’s warehouse was expanded from 10,000 square feet to 40,000 square feet in 2017. This facility and the environmental permits are available for an additional $2.5 million.

Synergy – Acquisition #1’s manufacturing and service expertise will be expanded and used for the assembly of equipment and containerized systems. The Company will also be the center of the service operations. A central communications hub will be established to monitor and coordinate the maintenance of the remote installations.

NXMR Future Acquisitions

NXMR’s growth plan starts with the acquisition of Acquisition #1. The long-term growth is dependent upon the acquisition of other companies that provide products to other water treatment operators and those that have a strong service base. Three companies are in negotiations and will be completed after the registration of NXMR.

Fabrication Company is a tank and heat exchanger manufacturer. The company provides large steel tanks and heat exchangers used in the water treatment industry by numerous companies. They also have the capability to design and build large heat exchangers used in waste]\ water treatment. Estimated revenues are $6 million.

Water Technology Company is a component company that provides technologically advanced and proven equipment to numerous small water system integrators. The company has a strong relationship with Asian manufacturing to assemble components and have them imported into the USA. Estimated revenues are $12 million.

Government Contracting Company is a large military supplier of water treatment equipment. The company has a GSA contract and can offer other products from the NXMR acquisitions to the US Government. Estimated revenues are $20 million.

Localized service organizations will be targeted to support regional service and sales.

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Management Team

The current and future management team has a proven record of accomplishment and the technical, engineering and scientific support to succeed. The strength of the management team stems from combined expertise in both management and technical areas together with industry contacts.

Mr. Donald R. Keer, P.E., Esq.

Mr. Keer was brought in by NXMR ownership in order to capitalize on his experience in the water treatment industry. He has over 35 years of business, engineering, construction and legal experience. The past 20 years were focused on the business and legal aspects of the water treatment industry where he has performed everything from President/CEO. M&A, Expert Witness and Corporate Counsel. From mid-1997 to the end of 1999 he was the President/CEO of M2 Innovative Solutions, a company focused on the delivery of high purity water to the medical, pharmaceutical and biotechnology industries. In 18 months Mr. Keer increased sales two and one-half times to US$2.2 million with no independent financial investment. In early 2000 he sold the company to Ionics, Inc. a NYSE listed company. M2 became the life science division and the center piece of its East Coast Operations. During the next 3 years sales increased to over US$10 million.

Mr. Keer continues to be active as an attorney and expert witness for the industry. In addition to the life sciences industry he is experienced in the sale, construction and operation of potable water systems, commercial water treatment, power industry water requirements and wastewater treatment. His clients include Merck & Co., CDM Engineering, Fluor Daniel, Huntsman Chemical, Bristol Meyer Squibb, Chevron and National Institutes of Health.

Mr. Keer held a Professional Engineering License for Chemical Engineering, an MBA in Finance and Operations and a JD focusing on business and construction issues. He is also a licensed attorney in Pennsylvania with a practice in business and Securities and Exchange Commission issues.

Market Analysis - The Underlying Drivers for Water Investing

No other industry rivals the global water industry in terms of the strong and credible drivers propelling its growth. While each of the manifest drivers are worthy of detailed discussion, it would require a great many pages of information to do so. Thus, in the interest of brevity, we have labored below to reduce the discussion of the drivers to an outline that gives the reader a good basis for understanding why we believe the global water industry will be an investment leader for decades to come.

The increasing dominance of the drivers listed below will continue to create enormous investment opportunities in water infrastructure firms, water and wastewater utilities, and water industrials of all types.

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Diminishing Water Supplies Confronted with Exploding Demand

Global Water Supply

Source: U.S. Department of Commerce – National Oceanic & Atmospheric Administration

•	The available supply of fresh water to the world’s water as represented by a fifty-five gallon drum. Not to scale. meet all human (and the ecosystem’s) needs amount to only one half of one percent of all water on earth. Amazingly, rivers and lakes make up less than 1/100th of this already minute amount.

•	Fresh water supplies are being destroyed at an alarming rate as surface water supplies are polluted and groundwater supplies, which make up 99% of available freshwater, are mined beyond their natural rate of replenishment. In Northern China for example, the water table is dropping by 3 meters per year.

•	Global warming further exacerbates the supply issue as climatic changes disrupt weather patterns causing drought and desertification.

•	It took mankind 10,000 years to reach a total population of 1 billion. One hundred fifty years later (1950) the population had doubled. In 2000, the global population stood at 6 billion people. By 2025, it is estimated that the global population will reach 8 billion. This exponential population growth and ensuing industrial expansion will continue to place an unrelenting demand on an already scarce and fixed water supply.

•	Not only are more people demanding water, but they are demanding more of it. In 1900 the global annual water use per capita was 350 cubic meters. In 2000, that number had grown to 642 cubic meters.

•	Global water usage increased six-fold during the 20th century, twice the rate of population. In the U.S. alone, water demand tripled in the past thirty years, while population growth has been just 50%.

•	To feed the growing population, the world will need 55% more food by 2030. This translates into an increasing demand for irrigation, which already claims nearly 70% of all fresh water currently used on a global basis. It takes 1,900 liters of water to produce 1 kg of rice. It takes a whopping 15,000 liters of water to produce 1 kg of beef.

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Geographic Imbalances Exist Between Water Sources and Use

•	Water is not evenly distributed around the globe: Fewer than 10 countries possess 60% of the world’s available fresh water supply. China for example makes up 21% of the world’s population, but possesses only 7% of the renewable water resources. Or consider the situation in Africa, a water-stressed continent whose population doubles every 20 years.

•	Half of humanity currently lives in towns and cities. This number is however increasing as populations from more rural and arid areas migrate to these urban hubs to escape water scarcity. By 2030, it is expected that nearly two-thirds of the world’s population will exist in these urban areas, resulting in dramatically increased water demand on an already overstressed infrastructure system.

•	Water Stress occurs when the demand for water exceeds the available supply during a certain period or when poor quality restricts its use. Currently 25% of the world’s population is experiencing water stress. Another 8% is experiencing more severe water scarcity issues, whereby less than 1 cubic meter of water exists on a renewable basis per person per year.

•	As water resources become scarce, tensions among different users may intensify, both at the national and international level. Over 260 river basins are shared by two or more countries. In the absence of strong institutions and agreements, changes within a basin can lead to trans-boundary tensions. When major projects proceed without regional collaboration, they can become a point of conflict, heightening instability.

•	Currently, 20% of the world’s population (1.1 billion people) does not have access to an adequate supply of drinking water and some 2.6 billion do not have access to basic sanitation. By 2025 it is estimated that one-third of the world’s population will not have access to adequate drinking water. By 2050, more than 4 billion people – nearly half the world’s population – are expected to live in countries that are chronically short of water.

Increasingly Stringent Regulatory Environment

•	Legislation in the U.S. such as the Clean Water Act and the Safe Drinking Water Act continue to increase regulatory standards, driving new capital investments in monitoring and treatment technologies and services.

•	While many countries around the world have since developed regulatory standards similar to those of the U.S., some are only now beginning to enforce them.

Heightened Awareness and Perception of an Impending Water Crisis

•	From television, to newspapers and magazines, to the internet – the level of attention being given to water issues is at an all time high. Both conservative and liberal media alike are feverishly reporting on the global water situation.

•	The financial/business world is beginning to come up the learning curve on water investment opportunities.

•	As of recent, the global warming dialog has also aided in extending the exposure of water knowledge to the general public.

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One of the world’s most abundant materials has always been a precious and scarce commodity. If the entire world’s water resources were poured into a liter-sized bottle of water, only half a teaspoon would be fresh, drinking water. The rest of it is too brackish, too dirty, too hard to reach, or undrinkable seawater. So, the key issue is not where to find water, its how to render what is available suitable for its intended purpose.

In many regions of the world, fresh water, both groundwater and surface water, is being used faster than it can be replaced. Population growth combined with industrialization leads to high demand and contamination of water that is available. West Asia faces the greatest threat. Over 90 percent of the region's population is experiencing severe water stress. But the problem is not confined to the developing world. In the United States, 400 million cubic meters of groundwater is being removed from aquifers annually in Arizona; about double the amount being replaced by recharge from rainfall. Over use of groundwater leads to subsidence and the failure of building foundations. The ground elevation in Houston, Texas has dropped between 1 and 3 feet over the past 20 years.

This situation has lead to restrictions on groundwater removal thus relying on surface waters which are more susceptible to contamination and pollution.

The major aspects of the water crisis are overall scarcity of usable water and water pollution. Waterborne diseases and the absence of sanitary domestic water is the leading cause of death worldwide and may account for up to 80 percent of human disease. As this crisis looms, governments have a fiduciary duty to provide a source of potable water to their citizens. As the citizens of developing countries become more aware and have a greater standard of living one of the main requirements they have is the supply of safe potable water.

Key Statistics

•	According to the UN, six thousand people die every day due to lack of clean, drinking water
•	In the past 10 years, water-related diseases have amounted to more deaths among children than the combination of all the deaths attributed to armed conflict since the Second World War.
•	On average, Americans consume slightly over 1 gallon (140 ounces) per person per day of beverages such as bottled water, soda, coffee, tea, and soups.
•	Water supplies are falling while the demand is dramatically growing at an unsustainable rate. Over the next 20 years, the average supply of water worldwide per person is expected to drop by a third.
•	By the 2050, seven billion people in 60 countries will face dramatic water scarcity.
•	One liter of wastewater pollutes about eight liters of freshwater.
•	At least one in three Asians has no access to safe, drinking water. Asian rivers are the most polluted in the world, with 20 times more lead than those of industrialized countries and three times as many bacteria from human waste as the global average.
•	People already use over half the world’s accessible freshwater and may use nearly three quarters by 2025.

Water issues are not limited to potable water. Developing countries have increasing sophisticated industries. These operations require consistent water quality. They are also under pressure from Governments and the growing citizens to treat the water that leaves their facilities. This means that not only do opportunities exist to grow with the population in many countries, but NXMR can grow with the industrial base too.

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Major competitors and participants

The marketplace is dominated by extremely large companies and very small regional companies. The large companies include well-known names such as Evoqua and Veolia. All of these companies carry overheads equal to their size. The large overhead requires that they focus on very large projects. The ideal project for these companies is a US$100 million build-own-operate facility that includes a 20-year operating contract. They cannot effectively supply and support a smaller local project.

The smaller regional companies vary in size from US$1,000,000 to US$20,000,000. These companies focus on regional coverage and service. They typically purchase components and assemble them. A large portion of their revenues are generated by local service contracts. They have no brand awareness beyond their region and lack the capital to execute the intermediate project, especially if that project is located outside of the region they service.

NXMR’s team has the unique ability to execute system integration projects to produce purified water in a cost-effective manner and to evaluate water treatment technologies for their sound engineering as well as their market potential. The team has international experience and research and development experience. H2O SI has standard equipment designs, contract manufacturing sources and marketing agreements that will quickly establish a positive and profitable cash flow. This cash flow will support the team while allowing for the evaluation and acquisition of key growth technologies.

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DILUTION

If you purchase shares in this offering, your ownership interest in our Common Stock will be diluted immediately, to the extent of the difference between the price to the public charged for each share in this offering and the net tangible book value per share of our Common Stock after this offering.

Our historical net book value (deficit) as of March 31, 2023 is $866,486 or $0.0039 per then-outstanding share of our Common Stock. Historical net tangible book value per share equals the amount of our total tangible assets, less total liabilities, divided by the total number of shares of our Common Stock outstanding, all as of the date specified.

The following table illustrates the per share dilution to new investors discussed above, assuming the sale of, respectively, 100%, 75%, 50% and 25% of the shares offered for sale in this offering:

Percentage of shares offered that are sold	25%	50%	75%	100%
Price to the public charged for each share in this offering	$0.10	$0.10	$0.10	$0.10
Net tangible book value per share as of March 31, 2023 (1)	$0.0039	$0.0039	$0.0039	$0.0039
Increase (Decrease) in net tangible book value per share attributable to new investors in this offering	$0.0185	$0.0312	$0.0404	$0.0475
Net tangible book value per share, after this offering	$0.0224	$0.0351	$0.0443	$0.0514
Dilution per share to new investors	$0.0776	$0.0649	$0.0557	$0.0486

———————

(1)	Based on Total Equity (deficit) as of March 31, 2023 of $866,486 and 220,817,677 outstanding shares of Common Stock.

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PLAN OF DISTRIBUTION

The shares are being offered by us on a “best-efforts” basis by our officers, directors, and employees, with the assistance of independent consultants, and possibly through registered broker-dealers who are members of the Financial Industry Regulatory Authority (“FINRA”) and finders. As of the date of this Offering Circular, unless otherwise permitted by applicable law, we do not intend to accept subscriptions from investors in this Offering who reside in certain states, unless and until the Company has complied with each such states’ registration and/or qualification requirements or a FINRA-member broker-dealer has been engaged by the Company to consummate and process sales to investors in such states. We reserve the right to temporarily suspend and/or modify this Offering and Offering Circular in the future, during the Offering Period, in order to take such actions necessary to enable the Company to accept subscriptions in this Offering from investors residing in such states identified above.

There is no aggregate minimum to be raised for the Offering to become effective and therefore the Offering will be conducted on a “rolling basis.” This means we will be entitled to begin applying “dollar one” of the proceeds from the Offering towards our business strategy, offering expenses, reimbursements, and other uses as more specifically set forth in the “Use of Proceeds” contained elsewhere in this Offering Circular.

We may pay selling commissions to participating broker-dealers who are members of FINRA for shares sold by them, equal to a percentage of the purchase price of the Common Stock shares. We may pay finder’s fees to persons who refer investors to us. We may also pay consulting fees to consultants who assist us with the Offering, based on invoices submitted by them for advisory services rendered. Consulting compensation, finder’s fees and brokerage commissions may be paid in cash, Common Stock, or warrants to purchase our Common Stock. We may also issue shares and grant stock options or warrants to purchase our Common Stock to broker-dealers for sales of shares attributable to them, and to finders and consultants, and reimburse them for due diligence and marketing costs on an accountable or non-accountable basis. We have not entered selling agreements with any broker-dealers to date, though we may engage a FINRA registered broker-dealer firm for offering administrative services. Participating broker-dealers, if any, and others may be indemnified by us with respect to this offering and the disclosures made in this Offering Circular.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Our Offering will expire on the first to occur of (a) the sale of all 200,000,000 shares of Common Stock offered hereby, (b) 1 year from the date that this Offering Circular is declared effective, or (c) when our board of directors elects to terminate the Offering.

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USE OF PROCEEDS TO ISSUER

If the Offering is fully subscribed for 200,000,000 shares of Common Stock, we expect that the net proceeds from the sale of shares of Common Stock will be approximately Twenty Million Dollars ($20,000,000), based on the subscription price of $0.10 per share and after all estimated expenses of this Offering and the sale of stock by existing shareholders into the offering. We estimate that the aggregate expenses of this Offering will be approximately $930,000.

We intend to use the net proceeds from this Offering (i) in connection with acquisition of one (1) company representing $6,000,000 in revenues; (ii) for general corporate purposes, including, without limitation, for working capital purposes, hiring of technical and administrative personnel & enhancing marketing, making payments of accounts payable and pre-payments within our supply chain; (iii) to finance future acquisitions, capital expenditures, including without limitation the expansion of premises, acquisition of additional rental equipment and transportation, (iv) the payment of indebtedness, (v) to identify and acquire additional targets and (vi) to otherwise improve our financial position to pursue an up-listing to NASDAQ.

Percentage of Offering Sold

	25%	50%	75%	100%
Offering Amount	$5,000,000	$10,000,000	$15,000,000	$20,000,000
Shares Sold Into the Offering by Shareholders	$0	$0	$0	$0
Estimated Offering Expense (1)	$292,500	$505,000	$717,500	$930,000
Total Net Proceeds (1)	$4,707,500	$9,495,000	$14,282,500	$19,070,000
Acquisition #1(2)	$4,707,500	$5,000,000	$5,000,000	$5,000,000
Joint Venture Investment	$0	$1,000,000	$1,000,000	$1,000,000
Working Capital, Payments of accounts payable and pre-payments within our supply chain	$0	$1,300,000	$1,300,000	$1,300,000
Hiring of technical and administrative personnel	$0	$485,000	$485,000	$485,000
Financing of capital expenditures (including without limitation additional acquisitions, the expansion of premises, acquisition of rental equipment, and transportation)	$0	$1,210,000	$2,210,000	$3,210,000
Reduction of Debt (3)	$0	$500,000	$600,000	$1,000,000
Capital to pursue future acquisitions	$0	$0	$3,687,500	$7,075,000

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(1)	In the event that our estimated offering expenses are less than the amounts indicated above, any such excess funds shall be applied toward our acquisitions, working capital and other corporate purposes.
(2)	Acquisition #1 will be completed using debt financing.
(3)	Represents net proceeds we intend to utilize to eliminate existing debt within the Company.

The expected use of net proceeds from this Offering represents our intentions based on our current plans and business conditions, which could change in the future as our plans and business conditions evolve and change. As of the date of this offering circular, we cannot specify with certainty all of the particular uses for the net proceeds we will have upon completion of this Offering or the order of priority in which we may use such proceeds. Circumstances that may cause us to alter our anticipated uses and allocations of proceeds from this Offering include (i) the size of the Offering and, (ii) our cash flow from operations during fiscal year 2023. Accordingly, we will retain broad discretion over the use of these proceeds and the Company reserves the right to change the above use of proceeds if management believes it is in the best interests of the Company.

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DETERMINATION OF OFFERING PRICE

The shares being offered by the Company will be sold at a fixed price of $0.10 for the duration of this Offering. The offering price of the shares of our Common Stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition, or any other established criteria of value. It has been arbitrarily determined by the Company.

Prior to the Offering, there has been a limited public market for our Common Stock. Accordingly, the price of the Shares in this Offering was determined by the Company. The principal factors we considered in determining such price include:

•	the information set forth in this Offering Circular and otherwise available;

•	our history and prospects and the history of and prospects for the industry in which we compete;

•	our past and present financial performance;

•	our prospects for future earnings and the present state of our development;

•	the general condition of the securities markets at the time of this Offering;

•	the recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and

•	other factors deemed relevant by us.

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MANAGEMENT'S DISCUSSION & ANALYSIS OF FINANCIAL CONDITION & RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of our operations together with our consolidated financial statements and the notes thereto appearing elsewhere in this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations, whose actual outcomes involve risks and uncertainties. Actual results and the timing of events may differ materially from those stated in or implied by these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors,” "Cautionary Statement regarding Forward-Looking Statements" and elsewhere in this Offering Circular. Please see the notes to our Financial Statements for information about our Significant Accounting Policies and Recent Accounting Pronouncements.

Results of Operations

The following discussion should be read in conjunction with the consolidated financial statements and notes thereto included elsewhere in this Report.

 The Issuer has entered the oilfield service industry, mainly in the Permian Basis which is located in Western Texas and Eastern New Mexico. As such. the Issuer is either planning to build or acquire business operations (e.g.• products and services) that are necessary to construct, complete and produce oil and gas well on a contract (e.g., under "Master Service Agreements") or fee basis. Typical oil field services include. but are not limited to. excavating slush pits and cellars; gradings and building of foundations at well locations; well surveying; running, cutting, and pulling casings tubes. and rods; cementing wells; shooting wells; perforating well casings: acidizing and chemically treating wells; and cleaning out, bailing. and swabbing wells.

On or about January 21. 2022. the Issuer acquired Emco Oilfield Services. LLC, a New Mexico limited liability company. ("Emco") which operates an oil field service company out of Carlsbad, New Mexico in the Permian Basin. Currently Emco services over 68 oilfield clients. including major oil companies such as Exxon Mobile's subsidiary, XTO, Chevron. Conoco Phillips. Occidental (OXY), and major independent public oil companies such as EOG, Devon. Cimarex. Noble Energy and many more. Emco mainly provides the following oilfield services: salt water and freshwater hauling, hydrovac services. pressure control and flowback. solids control. drilling cuttings removal and disposal. oilfield construction. tank/pit cleaning, rig and tank steam cleaning, hotshot delivery, winch truck heavy hauling. and frac tank rentals.

On or about February 9, 2022. the Issuer entered into an agreement to acquire all of the assets and book of oilfield business from Defender Contracting, LLC. a Texas limited liability company. located in Monahans, Texas ("Defender"). Pursuant to the terms of the Agreement. the Company will purchase all the operational assets (e.g.. ten oil field tractor trucks with trailers and related equipment}. Defender's book of oilfield business. and retain most if not all of Defender's work force. These assets to be acquired from Defender will be placed into the Company's main oil field service operational entity, EMCO.

35

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

Executive Officers

Name and Principal Position	Age	Term of Office	Salary ($)	All Other Compensation ($)	Total ($)
Donald Keer	62	2023	0	0	0
Chief Executive Officer

Directors

Name and Principal Position	Age	Term of Office	Salary ($)	All Other Compensation ($)	Total ($)
Kathryn Gavin		2022	0	0	0
Director		2023	0	0	0

Donald Keer	62	2023	0	0	0
Chief Executive Officer

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Summary Compensation Table

The Directors and Executive Officers were not compensated during the past two (2) years.

Outstanding Equity Awards at Fiscal Year-End Table

The executive officers had no outstanding equity awards as of March 31, 2023.

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The board of directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity. At the current time no plans are pending to change this until or unless we elect independent directors.

36

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS

The following table sets forth the number of shares of our voting stock beneficially owned, as of March 31, 2023, by (i) those persons known by us to be owners of more than 5% of our Common Stock, (ii) each director, (iii) our Named Executive Officers, and (iv) all executive officers and directors as a group:

	Common Stock		Series A Preferred Stock
Name and address of beneficial owner	No. of Shares	% of Class	No. of Shares	% of Class
Directors and Officers
Ms. Kathryn Gavin	0	0%	1,000,000	50%
10119 East Winter Drive, Scottsdale, AZ 85262
Mr. Donald R. Keer, Esq.	0	0%	1,000,000	50%
3663 Greenwood Circle, Chalfont, PA 18914

Securities Authorized for Issuance under Equity Compensation Plans

The company has not created any Equity Compensation Plan.

37

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Due to officers

None

Due to/from Commercial Distributor & Services Supplier

None

Property Lease Payments

None

38

INTERESTS OF NAMED EXPERTS AND COUNSEL

EXPERTS

None

LEGAL MATTERS

None

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION OF SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Delaware, Texas and Pennsylvania corporate law and our bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

39

SECURITIES BEING OFFERED

DESCRIPTION OF SECURITIES

Summary of Securities

The following description summarizes certain terms of our capital stock, as in effect upon the completion of this offering. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description of the matters set forth in this section you should refer to our amended and restated articles of incorporation (the “Articles”) and bylaws, which are included as exhibits to the Offering Statement of which this Offering Circular forms a part, and to the applicable provisions of Florida law.

Authorized Capital and Preferred and Common Stock

Our authorized capital stock consists of 550,000,000 shares of Common Stock, par value $0.001 per share and 250,000,000 shares of preferred stock, par value $0.001 per share. The Certificate of Designation for Series A Preferred Stock authorize issuance of 3,000,000 shares. As of June 5, 2023, there were 220,817,677 shares of Common Stock outstanding and 2,000,000 shares of Series A Preferred Stock outstanding.

Recent Unregistered Issuances of Equity Securities

Common Stock was issued as consideration for the acquisition of NXMR. Stock was issued as follows:

Date	Company	Shareholders	Shares Issued by NXMR
04/30/2022	NextMart, Inc.	Bayern Industries	30,000,000
07/18/2022 thru 10/04/2022	NextMart, Inc.	Miro Zecevic	76,515,000

Common Stock

The following is a summary of the material rights and restrictions associated with our Common Stock.

Each share of Common Stock has one (1) vote per share for all purposes. Our Common Stock does not provide preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Holders of shares of Common Stock are not entitled to cumulative voting for electing members of the Board. Please refer to the Company’s Articles, bylaws, and the applicable statutes of the State of Wyoming for a more complete description of the rights and liabilities of holders of the company’s securities.

Preferred Stock

The following is a summary of the material rights and restrictions associated with our Common Stock.

We are authorized to issue 250,000,000 shares of preferred stock, $0.001 par value per share. Pursuant to our Articles, the Board is authorized to authorize and issue preferred stock and to fix the designations, preferences and rights of the preferred stock pursuant to a board resolution. Our Board may designate the rights, preferences, privileges and restrictions of the preferred stock, including dividend rights, conversion rights, voting rights, redemption rights, liquidation preference, sinking fund terms, and the number of shares constituting any series or the designation of any series. The issuance of preferred stock could have the effect of restricting dividends on our Common Stock, diluting the voting power of our Common Stock, impairing the liquidation rights of our Common Stock, or delaying, deterring, or preventing a change in control. Such issuance could have the effect of decreasing the market price of our Common Stock.

40

Series A Preferred Stock

Authorized and Issued. The Company is authorized to issue up to 3,000,000 shares of Series A Preferred Stock. At the current time the total outstanding shares of Series A Preferred Stock is 3,000,000.

Dividends.  The Holder of Series A Preferred Stock receive ten percent (10%) per annum, non-cumulative, before cash dividends are paid in common stock.

Liquidation, Dissolution, or Winding Up.  The Series A Preferred Stock shall have liquidation rights with respect to liquidation preference upon the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary equal to the number of shares of Common Stock as if all Series A Preferred Shares remaining issued and outstanding were converted to Common Stock.

Voting.  On any matter presented to the shareholders of the Company for their action or consideration at any meeting of shareholders of the Company (or by written consent of shareholders in lieu of meeting), each holder of outstanding shares of Series A Preferred Stock shall be entitled to cast the number of votes as if converted into common stock basis, in pari passu with common stock voting together as a single class.

Conversion.  The Holder of the Series A Preferred Stock shall have the right, from time to time, to convert shares of the Series A Preferred Stock into shares of common stock, when and if sufficient number of unissued shares of common stock are authorized, such that immediately following the conversion the total number of shares of common stock into which all the shares of Series A Preferred Stock is converted shall represent eighty percent (80%) of all shares of issued and outstanding common stock of the Company.

The foregoing description of the Series A Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the provisions of the Amended and Restated Articles of Incorporation filed as Exhibit 3.1 to this Offering Statement, which is incorporated by reference herein.

Transfer Agent and Registrar

Empire Stock Transfer Inc.

1859 Whitney Mesa Dr.

Henderson, NV 89014

702-818-5898

Quotation of Common Stock

OTC Markets Group, Inc.

300 Vesey Street, 12th Floor
New York, NY 10282

41

DIVIDEND POLICY

We plan to retain any earnings for the foreseeable future for our operations. We have never paid any dividends on our Common Stock and do not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of our Board and will depend on our financial condition, operating results, capital requirements, and such other factors as our Board deems relevant.

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for our Common Stock is Empire Stock Transfer, Inc., 1859 Whitney Mesa Drive, Henderson, NV 89014, telephone 702-974-1444, www.empirestock.com. The transfer agent is registered under the Exchange Act and operates under the regulatory authority of the SEC and FINRA.

Registrar – Delaware – Corporate Office

Penny Stock Regulation

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price of less than Five Dollars ($5.00) per share or an exercise price of less than Five Dollars ($5.00) per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker- dealer’s presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As our Common Stock immediately following this Offering may be subject to such penny stock rules, purchasers in this Offering will in all likelihood find it more difficult to sell their Common Stock shares in the secondary market.

Offering Period and Expiration Date

This Offering will start on or immediately prior to the date on which the SEC initially qualifies this Offering Statement (the “Qualification Date”) and will terminate on the Termination Date.

Minimum Purchase Requirements

The minimum investment amount is Five Thousand Dollars ($5,000.00).

Procedures for Subscribing

If you decide to subscribe for our Common Stock shares in this Offering, you should:

1.	Electronically receive, review, execute and deliver to us a subscription agreement; and

2.	Deliver funds directly by wire or electronic funds transfer via ACH to the Company’s bank account designated in the Company’s subscription agreement.

42

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such subscription agreement upon request after a potential investor has had ample opportunity to review this Offering Circular.

Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to our designated account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

State Law Exemptions

This Offering Circular does not constitute an offer to sell or the solicitation of an offer to purchase any Shares in any jurisdiction in which, or to any person to whom, it would be unlawful to do so. An investment in the Shares involves substantial risks and possible loss by investors of their entire investments (See Risk Factors).

The Shares have not been qualified under the securities laws of any state or jurisdiction. However, in the case of each state in which we sell the Shares, we may qualify the Shares for sale with the applicable state securities regulatory body or we will sell the Shares pursuant to an exemption from registration found in the applicable state’s securities, or Blue Sky, law.

Investor Suitability Standards

The Offered Shares may only be purchased by investors residing in a state in which this Offering Circular is duly qualified who have the financial capacity to hold the investment for an indefinite amount of time.

Under Rule 251 of Regulation A, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed Ten Percent (10%) of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed Ten Percent (10%) of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

NOTE: For the purposes of calculating your net worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary if the fiduciary directly or indirectly provides funds for the purchase of the Shares.

In order to purchase our Common Stock shares and prior to the acceptance of any funds from an investor, an investor will be required to represent, to the Company’s satisfaction, that he is either an accredited investor or is in compliance with the Ten Percent (10%) of net worth or annual income limitation on investment in this Offering.

43

Advertising, Sales and Other Promotional Materials

In addition to this Offering Circular, subject to limitations imposed by applicable securities laws, we expect to use additional advertising, sales and other promotional materials in connection with this offering. These materials may include information relating to this offering, articles and publications concerning industries relevant to our business operations or public advertisements and audio-visual materials, in each case only as authorized by us. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material. Although these materials will not contain information in conflict with the information provided by this Offering Circular and will be prepared with a view to presenting a balanced discussion of risk and reward with respect to the Offered Shares, these materials will not give a complete understanding of our company, this offering or the Offered Shares and are not to be considered part of this Offering Circular. This offering is made only by means of this Offering Circular, and prospective investors must read and rely on the information provided in this Offering Circular in connection with their decision to invest in the Shares.

Issuance of Certificates

Upon settlement, that is, at such time as an investor’s funds have cleared and we have accepted an investor’s subscription agreement, we will issue a certificate or certificates representing such investor’s purchased Shares, but the Company reserves the right to issue the Offered Shares in “book entry” with our transfer agent. If the Offered Shares are registered in book entry, you will not receive a certificate but will receive an account statement from our transfer agent acknowledging the number of Shares you own.

Transferability of the Offered Shares

The Shares will be generally freely transferable, subject to any restrictions imposed by applicable securities laws or regulations.

44

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act of 1993, as amended, with respect to the shares of Common Stock offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the Common Stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. You may read and copy this information at the SEC’s Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov. In addition, you can find all of our public filings on otcmarkets.com, and specifically at this link: https://www.otcmarkets.com/stock/NXMR/disclosure.

For Any Further Questions, Please Contacts us at:

NEXTMART, INC.

don@keeresq.com

45

NEXTMART INC.

46

Next Mart Inc.

Balance Sheet

	March 31, 2023	March 31, 2022	September 30, 2022	September 30, 2021
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
ASSETS
Current Assets
Cash and Cash Equivalent	$9,780	$(996,855)	$79,855	$10,639
Trade and Other Receivable	448,174	1,119,935	543,174	–
Prepaid Expenses	80,377	218,034	72,857	–
Total Current Assets	538,331	341,114	695,886	10,639

Non Current Assets
Property Plant and Equipment	530,076	1,560,620	952,620	–
Leased Equipment Security Deposit	124,828	124,829	124,828	–
Notes Receivable	–	–	–	–
Total Non Current Assets	654,904	1,685,449	1,077,448	–

TOTAL ASSETS	$1,193,235	$2,026,563	$1,773,334	$10,639

LIABILITIES AND EQUITY

LIABILITIES
Accounts Payable and Other Payables	$674,234	$2,424,391	$1,186,253	$14,246
Short Term Business Loans	(697,485)	235,944	(697,485)	231,618
Convertible Notes	–	–	–	180,000
Taxes Payable	350,000	1,365,271	600,000	–
Settlement Due to Prior Owner	–	100,000	100,000	–
SBA Economic Disaster Loan	–	532,888	532,888	–
Total Liabilities	326,749	4,658,494	1,721,656	425,864

Equity
Shareholders' Equity	9,306,292	8,234,170	9,717,450	102,234,633
Retained Earning	(8,439,806)	(10,866,101)	(9,665,772)	(102,649,858)
Total Shareholders Equity	866,486	(2,631,931)	51,678	(415,225)

TOTAL LIABILITIES AND EQUITY	$1,193,235	$2,026,563	$1,773,334	$10,639

See accompanying notes to these financials.

F-1

Next Mart Inc.

Statement of Profit and loss

	3 months	3 months	6 months	6 months	12 months	12 months
	ended	ended	ended	ended	ended	ended
	31-Mar-23	31-Mar-22	31-Mar-23	31-Mar-22	30-Sep-22	30-Sep-21
REVENUE
Revenues	$522,453	$1,594,837	$1,465,698	$1,594,837	$750,866	$–
Total Revenues	522,453	1,594,837	1,465,698	1,594,837	750,866	–

Cost of Goods Sold	87,435	631,742	185,691	631,742	88,256	–
Gross Profit	435,018	963,095	1,280,007	963,095	662,610	–

EXPENSES
Office and general	96,211	319,041	192,362	319,041	96,151	54,345
Financing Costs	6,985	6,517	13,970	6,517	6,985	–
Other Income	(26,000)	(122,755)	(52,000)	(122,755)	133,132	13,739
Other Expenses	(11,522)	1,024,161	(23,044)	1,024,161	(9,522)	33,742
Total Expenses, before provision of income taxes	369,344	(263,869)	1,148,719	(263,869)	702,128	(74,348)

Provision for income taxes	–	50	–	50	–	–

NET LOSS	$369,344	$(263,919)	$1,148,719	$(263,919)	$702,128	$(74,348)

BASIC AND DILUTED LOSS PER COMMON SHARE	$–	$–	$–	$–	$–	$–

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	–	–	–	–	–	–

See accompanying notes to these financials.

F-2

Next Mart Inc.

Statement of Cash Flows

	6 months	6 months	12 months	12 months
	ended	ended	ended	ended
	31-Mar-23	31-Mar-22	30-Sep-22	30-Sep-21
OPERATING ACTIVITIES
(Loss) / profit before income tax	$1,148,719	$(263,869)	$702,128	$(74,348)

Adjustment for non cash charges and other items:
Amortization of discount on convertible notes	–	6,517	–	–
Amortization and depreciation	–	–	–	–
Assets write off	–	–	–	–
Total (Loss) / Profit before Income Tax	1,148,719	(257,352)	702,128	(74,348)

Changes in working capital
Decrease / (increase) in accounts receivables	(50,331)	(1,372,868)	(145,331)	–
Decrease / (increase) in prepaid deposit	32,177	–	22,177	–
Decrease / (increase) in other receivables	(8,027)	–	(8,027)	215
(Decrease) / increase in accounts payable	(638,326)	1,061,366	(249,847)	1,601
(Decrease) / increase in accruals	(423,540)	604,106	(300,000)	81,468
(Decrease) / increase in notes payable	(92,394)	(121,042)	(92,394)	–
(Decrease) / increase in taxes payable	(1,017,400)	–	(767,400)	–
(Decrease) / increase in line of credit	(143,550)	125,368	(143,550)	–
Total Changes in working capital	(2,341,391)	296,930	(1,684,372)	83,284

Cash flow from operating activities	(1,192,672)	39,578	(982,244)	8,936

Cash flow from investing activities

Payment to deposits	–	(159,540)	–	–
Additions in property, plant and equipment	1,030,544	(1,187,154)	608,000	–

Cash flow from / (used) in investing activities	1,030,544	(1,346,694)	608,000	–

Cash flow from financing activities

Settlement due to prior owners	(273,069)	–	–	–
Proceeds from issuance of common stock	721,961	–	681,794	–
Repayment of long term loan	(356,839)	299,622	(356,839)	–

Cash flow from financing activities	92,053	299,622	324,955	–

Increase/(decrease) in cash and cash equivalents	(70,075)	(1,007,494)	(49,289)	8,936

Foreign currency translation adjustment	–	–	–	–

Cash and cash equivalents at beginning of the period	79,855	10,639	129,144	1,703

Cash and cash equivalents at end of the period	$9,780	$(996,855)	$79,855	$10,639

See accompanying notes to these financials.

F-3

Next Mart Inc.

Notes to the Financial Statements

1.	LEGAL STATUS AND OPERATIONS

"NextMart, Inc. (the Company) was originally incorporated under the laws of Minnesota in 1972 and was previously known as SE Global Equity. In September 2005, the Company acquired 100% share capital of Sun New Media Group Limited and changed its name to Sun New Media, Inc. In May 2007, the Company reincorporated into the State of Delaware and changed its name to NextMart, Inc.

On March 31, 2010, the Company entered into an asset exchange and subscription agreement with Ms. Wang Yihan (“Ms. Wang”) and Beijing Chinese Art Exposition's Media Co., Ltd. (“CIGE”), a leading Chinese art services, events media company located in Beijing, China. In exchange for the Transferred Assets, Ms. Wang agreed to transfer to NextMart certain land use rights for commercial real estate property within 24 months from date of the amended agreement.

On June 22, 2010, the Company entered into an asset acquisition agreement (the “Acquisition Agreement”) with CIGE and its sole owner and director Ms. Wang, who is also NextMart’s Chairman and CEO. Under the terms of the Acquisition Agreement, NextMart is going to acquire from CIGE the below described Assets for an agreed price of $750,000 (the “Consideration”). NextMart paid the Consideration by issuing 75,000,000 shares of its common stock to Ms. Wang. As a result of this transaction, Ms. Wang became NextMart’s second largest shareholder with a 27.96% ownership of the Company.

Under the terms of the Acquisition Agreement, NextMart acquired the following assets:
	1)	ownership of CIGE’s 10,000 member consumer database,
	2)	exclusive ownership of all advertising space for every art exhibition event held by CIGE in greater China (including Hong Kong and Macao, and Taiwan) for the next 30 years, and
	3)	exclusive ownership of the ""Gallery Guide"" magazine brand name and all gross revenues generated by the magazine publication for the next 30 years, including but not limited to advertising revenue and sponsorship revenue."

2.	BASIS OF PREPARATION

2.1	Statement of compliance

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America and pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC") on a going concern.

2.2	Accounting Convention

These financial statements have been prepared on the basis of 'historical cost convention using accrual basis of accounting except as otherwise stated in the respective accounting policies notes.

F-4

Going concern

"The accompanying unaudited financial statements have been prepared on the assumption that the Company will continue as a going concern. The Company historically has experienced significant losses and negative cash flows from operations. Further, the Company does not have a revolving credit facility with any financial institution. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The ability of the Company to continue as a going concern is dependent on raising additional capital, negotiating adequate financing arrangements and on achieving sufficiently profitable operations. The financial statements do not include any adjustments relating to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern."

2.3	Critical accounting estimates and judgements

The preparation of financial statements in conformity with the approved accounting standards require management to make judgements, estimates and assumptions that affect the application of policies and reported amounts of assets and liabilities, income and expenses. The estimates and associated assumptions are based on historical experience and various other factors that are believed to be reasonable under the circumstances, the results of which form the basis of making the judgments about carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates.

The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognised in the period in which the estimates are revised if the revision affects only that period, or in the period of the revision and future periods.

The areas involving higher degree of judgment and complexity, or areas where assumptions and estimates made by the management:
	i)	Equipment - estimated useful life of property, plant and equipment (note - 3.8)
	ii)	Provision for doubtful debts (note - 3.4)
	iii)	Provision for income tax (note - 3.1)

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

3.1	Income tax

The tax expense for the year comprises of income tax, and is recognized in the statement of earnings. The income tax charge is calculated on the basis of the tax laws enacted or substantively enacted at the balance sheet date. Management periodically evaluates positions taken in tax returns with respect to situations in which applicable tax regulation is subject to interpretation and establishes provisions where appropriate on the basis of amounts expected to be paid to the tax authorities.

Deferred income tax is accounted for using the balance sheet liability method in respect of all temporary differences arising from differences between the carrying amount of assets and liabilities in the financial statements and the corresponding tax bases used in the computation of taxable profit. Deferred income tax liabilities are recognised for all taxable temporary differences and deferred income tax assets are recognised to the extent that it is probable that taxable profits will be available against which the deductible temporary differences and unused tax losses can be utilized. Deferred income tax is calculated at the rates that are expected to apply to the period when the differences are expected to be reversed.

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3.2	Trade and other payables

Liabilities for trade and other amounts payable are carried at cost, which is the fair value of the consideration to be paid in future for goods and services received, whether or not billed to the Company.

3.3	Provisions

A provision is recognized in the financial statements when the Company has a legal or constructive obligation as a result of past events and it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation and a reliable estimate can be made of the amount of obligation.

3.4	Accounts Receivable

Accounts receivable are non-interest bearing obligations due under normal course of business. The management reviews accounts receivable on a monthly basis to determine if any receivables will be potentially uncollectible. Historical bad debts and current economic trends are used in evaluating the allowance for doubtful accounts. The Company includes any accounts receivable balances that are determined to be uncollectible in its overall allowance for doubtful accounts. After all attempts to collect a receivable have failed, the receivable is written off against the allowance. Based on the information available, the Company believes its allowance for doubtful accounts as of period ended is adequate.

3.5	Contingent liabilities

A contingent liability is disclosed when the Company has a possible obligation as a result of past events, the existence of which will be confirmed only by the occurrence or non-occurrence, of one or more uncertain future events, not wholly within the control of the Company; or when the Company has a present legal or constructive obligation, that arises from past events, but it is not probable that an outflow of resources embodying economic benefits will be required to settle the obligation, or the amount of the obligation cannot be measured with sufficient reliability.

3.6	Financial liabilities

Financial liabilities are recognized when the Company becomes party to the contractual provision of the instruments and the Company loses control of the contractual right that comprise the financial liability when the obligation specified in the contract is discharged, cancelled or expired. The Company classifies its financial liabilities in two categories: at fair value through profit or loss and financial liabilities measured at amortized cost. The classification depends on the purpose for which the financial liabilities were incurred. Management determines the classification of its financial liabilities at initial recognition.

(a) Financial liabilities at fair value through profit or loss

Financial liabilities at fair value through profit or loss are financial liabilities held for trading. A financial liability is classified in this category if incurred principally for the purpose of trading or payment in the short-term. Derivatives (if any) are also categorized as held for trading unless they are designated as hedges.

(b) Financial liabilities measured at amortized cost

These are non-derivative financial liabilities with fixed or determinable payments that are not quoted in an active market. These are recognized initially at fair value, net of transaction costs incurred and are subsequently stated at amortized cost; any difference between the proceeds (net of transaction costs) and the redemption value is recognized in the profit and loss account.

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3.6.1	Derivative financial instruments and hedge accounting

Derivatives are recognized initially at fair value, any directly attributable transaction costs are recognised in profit or loss as they are incurred. Subsequent to initial recognition, derivatives are measured at fair value, and changes therein are generally recognized in profit and loss account.

The Company also holds derivative financial instruments to hedge its foreign currency exposures. Embedded derivatives are separated from the host contract and accounted for separately if certain criteria are met.

(a) Fair value hedge

Derivatives which are designated and qualify as fair value hedge, changes in the fair value of such derivatives are recorded in the profit and loss account, together with any changes in the fair value of the hedged asset or liability that are attributable to the hedged risk.

(b) Cash flow hedges

When a derivative is designated as cash flow hedging instrument, the effective portion of changes in the fair value of the derivative is recognized in other comprehensive income and accumulated in the hedging reserve. Any ineffective portion of changes in the fair value of the derivative is recognized immediately in profit or loss.

The amount accumulated in equity is retained in other comprehensive income and reclassified to profit or loss in the same period or periods during which the hedged item affects profit or loss.

If the hedging instrument no longer meets the criteria for hedge accounting, expires or is sold, terminated or exercised, or the designation is revoked, then hedge accounting is discontinued prospectively. If the forecast transaction is no longer expected to occur, then the amount accumulated in equity is reclassified to profit or loss.

3.7	Property, plant and equipment

All equipment is stated at cost less accumulated depreciation and impairment loss. The cost of fixed assets includes its purchase price, import duties and non-refundable purchase taxes and any directly attributable costs of bringing the asset to its working condition and location for its intended use.

Depreciation on additions to property, plant and equipment is charged, using straight line method, on pro rata basis from the month in which the relevant asset is acquired or capitalized, up to the month in which the asset is disposed off. Impairment loss, if any, or its reversal, is also charged to income for the year. Where an impairment loss is recognized, the depreciation charge is adjusted in future periods to allocate the asset’s revised carrying amount, less its residual value, over its estimated useful life.

Maintenance and normal repair costs are expensed out as and when incurred. Major renewals and improvements are capitalized and assets so replaced, if any are retired.

Gains and losses on disposal of fixed assets, if any, are recognized in statement of profit and loss.

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3.8	Cash and cash equivalents

Cash and cash equivalents include cash in hand and deposits held at call with banks. For the purpose of the statement of cash flows, cash and cash equivalents bank balances and short term highly liquid investments subject to an insignificant risk of changes in value and with maturities of less than three months.

3.9	Revenue recognition

The Company’s revenues are derived principally from utilizing new technology in the medical alarm industry to provide 24-hour personal response monitoring services and related products to subscribers with medical or age-related conditions. The Company recognizes revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when it has persuasive evidence of an arrangement that the services have been rendered to the customer, the sales price is fixed or determinable, and collectability is reasonably assured.

All revenues from subscription arrangements are recognized ratably over the term of such arrangements. The excess of amounts received over the income recognized is recorded as deferred revenue on the consolidated balance sheet.

3.10	Functional and presentation currency

Items included in the financial statements are measured using the currency of the primary economic environment in which the Company operates. The financial statements are presented in US (Dollars) which is the Company's presentation currency. All financial information presented in US Dollars has been rounded to the nearest dollar unless otherwise stated.

3.11	Foreign currency transactions

Foreign currency transactions are translated into the functional currency using the exchange rate prevailing on the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are translated into functional currency using the exchange rate prevailing at the statement of financial position date. Foreign exchange gains and losses resulting from the settlement of such transactions and from the translation at year-end exchange rates are recognized in the profit and loss account.

3.12	Contingencies

The assessment of the contingencies inherently involves the exercise of significant judgment as the outcome of the future events cannot be predicted with certainty. The Company, based on the availability of the latest information, estimates the value of contingent assets and liabilities, which may differ on the occurrence / non-occurrence of the uncertain future event(s).

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4.	Contingencies and Commitments

From time to time, the Company may be involved in litigation relating to claims arising out of operations in the normal course of business. As at the end of current reporting period, there were no pending or threatened lawsuits that could reasonably be expected to have a material effect on the results of operations and there are no proceedings in which any directors, officers or affiliates, or any registered or beneficial stockholder, is an adverse party or has a material interest adverse to the Company’s interest.

5.	LITIGATION

None

6.	CONTRACTUAL ARRANGEMENTS

The Company has no contractual arrangements.

7.	SUBSEQUENT EVENTS

None

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PART III - EXHIBITS

Index to Exhibits

		Filed Herewith (*)	Incorporated by Reference
Exhibit No.	Description		Filing Type	Date Filed
2.1	Articles of Incorporation**
2.1(i)	Amendment to Articles of Incorporation**
2.2	Bylaws		1-A	05/18/23
4.1	Subscription Agreement		1-A	05/18/23
12.1	Legal Opinion and Consent**

___________

** To be filed by amendment

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Chalfont, State of Pennsylvania on August 1, 2023.

NextMart, Inc.

/s/ Donald R. Keer

By: Donald R. Keer
CEO of NextMart, Inc.

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Donald R. Keer

Chief Executive Officer and Director

Date: August 1, 2023

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